UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Alta Equipment Group Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

April 15, 2026

Dear Fellow Stockholders,

2025 continued to challenge our industry, our customers, and our business in notable ways as the operating environment remained uneven—shaped by meaningful uncertainty related to tariff and trade policy, interest rate and inflation movements, new federal tax policy, and variability across end markets and geographies. Despite the backdrop, we saw improving trends as the year progressed. Customer activity strengthened, equipment markets began to stabilize, and our teams executed with discipline. We exited the year with better momentum, a clearer operating posture, and a business increasingly aligned around a more focused product portfolio, higher-quality earnings, and long-term value creation.

During the year, we continued to transition the business toward a more durable earnings profile. Revenues declined modestly year over year, driven primarily by lower equipment sales and reduced rental activity. At the same time, our product support business remained stable, reinforcing its role as the most resilient and attractive component of our model. Some of this shift is intentional and strategic as we have been actively reshaping the business to reduce capital intensity, tighten fleet and inventory management, and prioritize parts and service as the core earnings engine. This shift better positions the Company to drive profitability and returns on invested capital as equipment demand and field population utilization begin to improve.

Alta operates in a large, fragmented industry historically dominated by private, family-owned dealership networks built on local relationships, technical expertise, and decades of operating experience. These businesses are essential but often capital constrained and largely inaccessible to public investors. Alta represents a differentiated model—combining permanent capital, professional management, governance and scaled operating discipline with the local execution and customer intimacy that define the best operators in our industry. This positioning supports long-term value creation in a market where capital requirements, OEM expectations, and succession dynamics continue to evolve.

Our operating strategy on local level continues to focus on building density within defined territories anchored by strong OEM relationships. Within each market, we expand deliberately across adjacent products, capabilities and customer segments, increasing our market share and share customer spend throughout the equipment lifecycle. This approach drives deeper customer relationships, improves earnings quality, and strengthens our competitive position over time. As we move forward, execution of the strategy is a top priority.

Our performance reflects the strength of our people. Nearly half of our workforce are technicians—highly skilled professionals who are essential to supporting our customers and sustaining long-term relationships. Guided by our principles—Invest in the Best, Passion for Excellence, Mutual Respect, One Team, and Customers for Life— and our purpose, delivering trust that makes a difference, our team members continue to differentiate Alta in every market we serve.

As we enter 2026, we do so with constructive momentum in each of our major segments, and while the broader environment remains dynamic, we believe Alta’s focused strategy, disciplined operating approach, and commitment to long-term value creation position us to perform across cycles and deliver sustainable value for our shareholders.

On behalf of the entire Alta team, thank you for your continued trust and support.

Sincerely,

Ryan Greenawalt

Chairman of the Board and Chief Executive Officer

2026 PROXY STATEMENT

NOTICE OF 2026 ANNUAL MEETING OF STOCKHOLDERS

To Our Stockholders:	To Be Held May 29, 2026

On behalf of the Board of Directors, I cordially invite you to attend the 2026 Annual Meeting of Stockholders of Alta Equipment Group Inc. (the “Company”) to be held on May 29, 2026 at 9:30 a.m., Eastern Daylight Time (the “Annual Meeting”). The Annual Meeting will be a completely virtual meeting, which will be conducted via a live audio webcast. You will be able to attend the Annual Meeting online, vote your shares electronically and submit your questions during the Annual Meeting via a live audio webcast by visiting and registering at www.proxydocs.com/ALTG.

The purpose of the Annual Meeting is to:

1.
elect the three director nominees listed in the accompanying proxy statement;
2.
ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2026;
3.
approve, in a non-binding advisory vote, the compensation paid to our named executive officers;
4.
approve the First Amendment to Alta Equipment Group, Inc. 2020 Omnibus Incentive Plan; and
5.
transact any other business that may properly come before the Annual Meeting and any adjournments or postponements thereof.

Only stockholders of record at the close of business on April 2, 2026, may vote at the Annual Meeting. Each stockholder of record is entitled to one vote for each share of common stock held at that time.

Your vote is important to us. Whether or not you plan to attend the Annual Meeting, we strongly urge you to cast your vote promptly. You may vote over the Internet, as well as by telephone or by mail. Please review the instructions on the proxy or voting instruction card regarding each of these voting options.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting To Be Held on May 29, 2026:

This Proxy Statement and Annual Report to Stockholders, which includes our Annual Report on Form 10-K for the year ended December 31, 2025, are available on or about April 15, 2026 at www.proxydocs.com/ALTG.

By order of the Board of Directors,

/s/ Ryan Greenawalt
Ryan Greenawalt
Chairman of the Board and Chief Executive Officer

April 15, 2026

2026 PROXY STATEMENT

2026 PROXY STATEMENT	1	Perquisites	27
GENERAL INFORMATION	1	Health and Retirement Benefits	27
PROPOSAL 1 - ELECTION OF DIRECTORS	5	Severance	27
NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS IN 2026	5	COMPENSATION COMMITTEE REPORT	28
THE BOARD OF DIRECTORS AND CERTAIN GOVERNANCE MATTERS	7	Summary Compensation Table	28
Overview	7	Grants of Plan-Based Awards in Fiscal 2025	29
Director Independence and Independence Determinations	7	Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table	29
Board Structure	7	Outstanding Equity Awards at 2025 Fiscal Year-End	30
Executive Sessions	7	Stock Vested in Fiscal 2025	31
Board Committees and Meetings	8	Potential Payments Upon Termination or Change in Control	31
Compensation Committee Interlocks and Insider Participation	10	DIRECTOR COMPENSATION	32
Code of Business Conduct and Ethics and Corporate Governance Guidelines	10	TRANSACTIONS WITH RELATED PERSONS	33
Stockholder Communications with the Board	11	Policies and Procedures for Related Person Transactions	33
Board’s Role in Risk Oversight	11	Related Person Transactions	33
EXECUTIVE OFFICERS	12	PAY RATIO	34
PROPOSAL 2 - RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	13	PAY VERSUS PERFORMANCE	35
Appointment of Registered Public Accounting Firm	13	EQUITY COMPENSATION PLAN INFORMATION	36
Audit and Non-Audit Fees	13	OTHER MATTERS	36
Audit Committee Pre-Approval Procedures for Independent Registered Public Accounting Firm	13	OTHER INFORMATION	37
AUDIT COMMITTEE REPORT	14	Householding of Proxies	37
PROPOSAL 3 - NON-BINDING VOTE ON EXECUTIVE COMPENSATION	15	Additional Filings	37
PROPOSAL 4 - APPROVAL OF FIRST AMENDMENT TO 2020 OMNIBUS INCENTIVE PLAN	16	Stockholder Proposals for the 2027 Annual Meeting of Stockholders	37
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	21	APPENDIX A: 2020 Omnibus Incentive Plan, as Amended	38
DELINQUENT SECTION 16(a) REPORTS	22	APPENDIX B	52
EXECUTIVE COMPENSATION	23	Non-GAAP Measures	52
Compensation Discussion and Analysis	23	Forward-Looking Statements & Website References	52
Equity Grant Procedures	27

2026 PROXY STATEMENT	i

ALTA EQUIPMENT GROUP INC.

13211 Merriman Road,

Livonia, Michigan 48150

2026 PROXY STATEMENT

General Information

The Board of Directors (the “Board”) of Alta Equipment Group Inc. (“Alta” or the “Company”) is making this proxy statement (the “Proxy Statement”) available to you in connection with the solicitation of proxies on its behalf for the 2026 Annual Meeting of Stockholders (the “Annual Meeting”). The Annual Meeting will be held on May 29, 2026 at 9:30 a.m., Eastern Daylight Time, and will be a completely virtual meeting, to be conducted via live audio webcast.

At the Annual Meeting, our stockholders will:

(i)
vote to elect the three director nominees listed herein;
(ii)
vote to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2026;
(iii)
approve, in a non-binding advisory vote, the compensation paid to our named executive officers;
(iv)
approve the First Amendment to Alta Equipment Group, Inc. 2020 Omnibus Incentive Plan; and
(v)
transact any other business that may properly come before the Annual Meeting.

Only stockholders of record at the close of business on April 2, 2026 (the “Record Date”) may vote at the Annual Meeting.

We are taking advantage of the rules of the Securities and Exchange Commission (the “SEC”) that permit companies to furnish proxy materials to stockholders via the Internet. As a result, we are mailing to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”). If you received a Notice by mail, you will not receive a printed copy of our proxy materials, including this Proxy Statement, and our Annual Report to Stockholders (which includes our Annual Report on Form 10-K for the year ended December 31, 2025 (the “Annual Report”)) (collectively, the “Proxy Materials”), unless you specifically request one by following the instructions contained in the Notice. The Notice instructs you on how to access the Proxy Materials via the Internet, as well as how to vote online or by telephone. We are first making this Proxy Statement and accompanying materials available to our stockholders on or about April 15, 2026.

YOUR VOTE IS IMPORTANT TO US. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE CAST YOUR VOTE PROMPTLY. YOU MAY VOTE OVER THE INTERNET, BY PHONE OR BY SIGNING AND DATING A PROXY CARD AND RETURNING IT TO US BY MAIL.

By submitting your proxy using any of the methods specified in the Notice, you authorize each of Ryan Greenawalt, our Chief Executive Officer and Chairman, Anthony J. Colucci, our Chief Financial Officer, and Jeffrey Hoover, our Chief Legal Officer and General Counsel, to represent you and vote your shares at the Annual Meeting in accordance with your instructions. Any one of them may also vote your shares to adjourn the Annual Meeting and will be authorized to vote your shares at any postponements or adjournments of the Annual Meeting.

Questions and Answers about the Annual Meeting and Voting

Q: Why am I being provided with these materials?

A: We are providing this Proxy Statement to you in connection with the Board’s solicitation of proxies to be voted at our Annual Meeting to be held on May 29, 2026, and at any postponements or adjournments of the Annual Meeting. We have either (1) delivered to you the Notice and made the Proxy Materials available to you on the Internet or (2) delivered printed versions of the Proxy Materials, including a proxy card, to you by mail.

Q: How can I attend and vote at the Annual Meeting?

A: To attend the Annual Meeting, you must register at www.proxydocs.com/ALTG. Upon completing your registration, you will receive further instructions via email, including a unique link that will allow you access to the Annual Meeting and to vote and submit questions during

2026 PROXY STATEMENT	1

the Annual Meeting. As part of the registration process, you must enter the control number located on your proxy card, voting instruction form, or Notice.

If your shares are held in “street name” through a bank, broker or other nominee, to be admitted to the Annual Meeting, you may be required to obtain a legal proxy reflecting the number of shares of common stock of the Company you held as of the Record Date, and you must follow the instructions you receive from your broker, bank, or nominee for further instructions as well as those you receive via email after your successful registration.

Q: Will I be able to participate in the online Annual Meeting on the same basis I would be able to participate in an in-person annual meeting?

A: The online meeting format for the Annual Meeting will enable full and equal participation by all our stockholders from any place in the world at little to no cost. We designed the format of the online Annual Meeting so that our stockholders who attend our Annual Meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting and to enhance stockholder access, participation, and communication through online tools. We will be providing stockholders with the ability to submit appropriate questions in real-time via the meeting website, limiting questions to one per stockholder unless time otherwise permits.

Q: How do I vote my shares without attending the Annual Meeting?

A: If you are a stockholder of record, you may vote by granting a proxy. Specifically, you may vote:

•
By Internet: You may submit your proxy by going to www.proxypush.com/ALTG and following the on-screen instructions or scanning the QR code with your smartphone. You will need the Notice or proxy card in order to vote by Internet.
•
By Telephone: You may submit your proxy by using a touch-tone telephone to call toll-free 1-866-892-1741 and following the instructions. You will need the Notice or proxy card to vote by telephone.
•
By Mail: You may vote by mail by requesting a proxy card from us, indicating your vote by completing, signing and dating the card where indicated and by mailing or otherwise returning the card in the envelope that will be provided to you. You should sign your name exactly as it appears on the proxy card. If you are signing in a representative capacity, indicate your name and title or capacity.

If you hold your shares in street name, you may vote by submitting voting instructions to your bank, broker, or other nominee. In most instances, you will be able to do this on the Internet, by telephone or by mail as indicated above. Please refer to information from your bank, broker, or other nominee on how to submit voting instructions.

Mailed proxy cards with respect to shares held of record or in street name must be received no later than May 28, 2026.

Q: What am I voting on at the Annual Meeting?

A: At the Annual Meeting, there are four proposals scheduled to be voted on:

•
Proposal 1: Election of the three director nominees listed in this Proxy Statement (the “Nominee Proposal”).
•
Proposal 2: Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2026 (the “Ratification Proposal”).
•
Proposal 3: Approval, in a non-binding advisory vote, the compensation paid to our named executive officers (the “Say-on-Pay Proposal”).
•
Proposal 4: Approval of the First Amendment to Alta Equipment Group, Inc. 2020 Omnibus Incentive Plan.("Omnibus", and the "Omnibus Proposal")

Members of our management team and a representative of Deloitte & Touche LLP will be present at the Annual Meeting to respond to appropriate questions from stockholders.

Q: Who is entitled to vote?

A: Only stockholders of record at the close of business on the Record Date may vote at the Annual Meeting. The only class of stock entitled to vote at the Annual Meeting is Alta common stock, par value $0.0001 per share (the “Common Stock”). Each holder of Common Stock is entitled to one vote for each share of Common Stock held by such holder. On the Record Date, there were 32,532,170 shares of Common Stock outstanding and entitled to vote at the Annual Meeting.

2

Q: What is the difference between being a “record holder” and holding shares of Common Stock in “street name”?

A: A record holder holds shares in their or its name through Alta’s transfer agent, Continental Stock Transfer, or is in possession of Common Stock certificates. A “beneficial owner,” or a person or entity that holds their or its shares in “street name,” holds shares in the name of a bank, broker or other nominee on that person or entity’s behalf.

Q: Am I entitled to vote if my shares are held in street name?

A: If your shares are held in street name, the Notice will be forwarded to you by your bank, broker, or other nominee, along with a voting instruction card. You may vote by directing your bank, broker, or other nominee how to vote your shares. In most instances, you will be able to do this over the Internet, by telephone, or by mail, as indicated above under “How do I vote my shares without attending the Annual Meeting?”

Under the rules of the New York Stock Exchange (the “NYSE”), if you do not give instructions to your bank, broker, or other nominee, then your bank, broker or other nominee may vote your shares on matters that the NYSE determines to be “routine,” but will not be permitted to vote your shares with respect to “non-routine” items. Under the NYSE rules, the Ratification Proposal is a routine matter, but the Nominee Proposal, the Say-on-Pay Proposal, and the Omnibus Proposal, are considered to be non-routine matters. Therefore, your bank, broker or other nominee cannot vote your shares on the Nominee Proposal, the Say-on-Pay Proposal, and the Omnibus Proposal if you do not provide voting instructions, resulting in a “broker non-vote” on these matters.

In order to vote your shares at the Annual Meeting, as a street name holder, you may be required to obtain a proxy form from your bank, broker, or other nominee. Please follow the instructions that you receive from your broker, bank, or other nominee and in the instructions that you will receive via email after registering for the Annual Meeting, should you decide to vote during the virtual meeting.

Q: How many shares must be present to hold the Annual Meeting?

A: For Alta to conduct the Annual Meeting, the holders of a majority of the voting power of the shares of Common Stock outstanding on the Record Date represented in person or by proxy shall constitute a quorum at the Annual Meeting. Abstentions and “broker non-votes” are counted as present and entitled to vote for purposes of determining a quorum.

Q: What does it mean if I receive more than one Notice or proxy card at about the same time?

A: Receiving more than one Notice or proxy card generally means you hold shares in more than one brokerage account. To ensure that all your shares are voted, please sign and return each proxy card, or, if you vote by Internet or by telephone, vote once for each Notice or proxy card that you receive.

Q: Can I revoke my proxy or change my vote after I submit my proxy?

A: Yes. If you are a record holder, any proxy signed and returned by a stockholder or voted by Internet or telephone may be revoked or changed at any time before it is actually voted. A record holder may revoke their or its proxy by:

•
signing and delivering another proxy with a later date that is received no later than the closing of the polls at the Annual Meeting on May 29, 2026;
•
voting again by Internet or by telephone at a later time before the closing of the polls at the Annual Meeting on May 29, 2026;
•
sending a written statement to that effect to the Company’s Secretary, provided that such statement is received no later than the closing of the polls at the Annual Meeting on May 29, 2026; or
•
voting via the instructions during the virtual Annual Meeting.

Please note, however, that if you are a beneficial owner of shares (i.e., you hold your shares in street name) and you wish to revoke your proxy or vote at the Annual Meeting, you must follow the instructions provided to you by your bank, broker or other nominee and/or obtain from the record holder a proxy issued in your name. Your virtual attendance at the Annual Meeting will not, by itself, revoke your proxy.

2026 PROXY STATEMENT	3

Q: What am I voting on, how many votes are required to approve each item, how are votes counted and how does the Board recommend I vote?

A: The table below summarizes the proposals that will be voted on, the vote required to approve each item, how votes are counted, and how the Board recommends you vote.

Proposal	Vote Required	Voting Options	Board Recommendation(1)	Impact of Broker Non-Votes	Impact of Abstain Vote

Proposal 1- Nominee Proposal	Plurality of votes cast	“FOR” “WITHHOLD”	“FOR”	No impact	No impact

Proposal 2 - Ratification Proposal	Majority of votes cast	“FOR” “AGAINST” “ABSTAIN”	“FOR”	No broker non-votes (uninstructed shares may be voted in broker’s discretion)	No impact

Proposal 3 - Say-on-Pay Proposal	Majority of votes cast	“FOR” “AGAINST” “ABSTAIN”	“FOR”	No impact	No impact
Proposal 4 - Omnibus Proposal	Majority of votes cast	“FOR” “AGAINST” “ABSTAIN”	“FOR”	No impact	No impact

(1)
If you sign and submit your proxy card without indicating your voting instructions, your shares will be voted in accordance with the Board’s recommendation.

Q: Will any other business be conducted at the Annual Meeting?

A: We know of no other business that will be presented at the Annual Meeting. If any other matter properly comes before the stockholders for a vote at the Annual Meeting, however, the proxy holders will vote your shares in accordance with their best judgment.

Q: Who will pay for the cost of the proxy solicitation?

A: We will pay the cost of soliciting proxies. Proxies may be solicited on our behalf by directors, officers, or employees (for no additional compensation) in person or by telephone, electronic transmission, and facsimile transmission. Brokers and other nominees will be requested to solicit proxies or authorizations from beneficial owners and will be reimbursed for their reasonable expenses.

4

Proposal 1 - Election of Directors

Under our Third Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) and Amended and Restated Bylaws (the “Bylaws”), the Board is divided into two classes, with only one class of directors being elected in each year and each class, Class I and Class II, serving a two-year term. Each Class II director has a term that expires at this Annual Meeting, and each Class I director has a term that expires at the Company’s 2027 annual meeting of stockholders, or in each case until their respective successors are duly elected and qualified, or until their earlier death, resignation, retirement, or removal.

There are currently six members of the Board. Upon the recommendation of the Nominating and Corporate Governance Committee, the Board has considered and nominated the following slate of Class II director nominees for a two-year term, expiring at the Company’s 2028 annual meeting of stockholders: Ryan Greenawalt, Andrew Studdert, and Colin Wilson. Action will be taken at the Annual Meeting for the election of these nominees.

It is intended that the proxies delivered pursuant to this solicitation will be voted in favor of the election of Ryan Greenawalt, Andrew Studdert, and Colin Wilson except in cases of proxies bearing contrary instructions. If these nominees should become unavailable for election due to any presently unforeseen reason, the persons named in the proxy will have the right to use their discretion to vote for a substitute.

Nominees for Election to the Board of Directors in 2026

The following information describes the offices held and other business directorships of each nominee. Beneficial ownership of equity securities of the nominees is shown under “Security Ownership of Certain Beneficial Owners and Management” below.

Ryan Greenawalt, 51, joined the Company in December 2008 and has served as our Chief Executive Officer (“CEO”) since December 2017 and as the Chairman of the Board since the closing of the Company’s business combination with B. Riley Principal Merger Corp. on February 14, 2020. Mr. Greenawalt leads Alta’s executive leadership team and is responsible for corporate strategy, operations, and corporate development. He has led Alta’s acquisition activities since joining the company, expanding Alta’s geographic footprint, and entering new end markets. Mr. Greenawalt returned to the equipment industry after a career in financial services from 2002 to 2008. Since August of 2025, Mr. Greenawalt has also served as a director of B. Riley Securities Holdings, Inc. He has a BA from the University of Michigan, Ann Arbor and holds an MBA from the Eli Broad College of Business at Michigan State University.

Our Board and the Nominating and Corporate Governance Committee considered, in particular, Mr. Greenawalt’s qualifications to serve in a leadership role with our management team and on our Board as a result of his long tenure with the Company, deep-rooted understanding of our business strategy, operations, and experience in handling both financial and business management matters.

Andrew Studdert, 69, has served as our director since February 2020. Mr. Studdert is an Independent Corporate Director and Executive Coach. He serves as Chair of Eagle Rail Car Services, a Texas based provider or railcar repair services, Chair of Seven Seas Water Group, a Florida-based leader in desalination, and Chair of Renta Group OY, Finland, an IK-owned European equipment rental company. Mr. Studdert served as Past President of the board and interim CEO of UK-based IPAF (International Powered Access Federation), a safety federation that operates in 65 countries. He served as Chair of WASH, a U.S. based, EQT-owned provider of common laundry facilities in North America from 2023 to 2025. He served as the Chairman of the Board and Chief Executive Officer of NES Equipment Rentals from 2004 to 2017, until its sale to United Rentals. Mr. Studdert was Chief Operating Officer and Executive Vice President of UAL Corporation and of its subsidiary, United Airlines, from 1999 to 2002, and led the airline through the 9/11 crisis. He also served as Senior Vice President, Fleet Operations of United Airlines from 1997 to 1999, and as Chief Information Officer from 1995 to 1997. Prior to joining United, Mr. Studdert was an Executive Vice President of First Interstate Bancorp, then the seventh largest U.S. bank holding corporation. He was a Director of ModSpace, USA, until its sale in 2018, a member of the board of Cramo, Finland, until its sale in 2020, and a Director of Target Hospitality, USA, serving as its Compensation Committee Chair from 2019-2021. Mr. Studdert speaks worldwide on Crisis Leadership and Readiness. In 2015 he established the Andrew P. Studdert Chair in Business Ethics and Crisis Leadership at Loras College in Dubuque, Iowa. He is an SEC Audit Committee Financial Expert, holder of NACD Directorship Certification, and holds a CERT Certificate in Cybersecurity Oversight, Carnegie Mellon University. Mr. Studdert holds a BA in History from San Francisco State University.

Our Board and the Nominating and Corporate Governance Committee considered, in particular, Mr. Studdert’s qualifications to serve as a member of our Board as a result of his experience serving on public company boards and extensive knowledge of the industrial equipment and equipment rental space.

Colin Wilson, 71, has over 40 years of experience in the materials handling industry. He began his career in 1970 with Coles Cranes in Sunderland, England, where he worked in production engineering, marketing, product management and overseas licensing. After time with a compressor company and a European lift truck competitor, Mr. Wilson joined Hyster-Yale Group (formerly NACCO Materials Handling Group), a global company whose primary business is lift trucks, in 1988 as European Sales and Marketing Director for the Yale brand and had roles of increasing responsibility culminating in his role as the President and Chief Executive Officer in September 2014. Mr. Wilson held the President and Chief Executive Officer role at Hyster-Yale Group until January 2020, when he retired. Mr. Wilson graduated with a Bachelor of Science Degree in Mechanical Engineering from Sunderland Polytechnic (now the University of Sunderland). Mr. Wilson served on the Executive Committee and Board of Directors of the Industrial Truck Association of America

2026 PROXY STATEMENT	5

(ITA), is the past chairman and board member of the Materials Handling Institute of America (MHI) and has also served as a member of the Material Handling Equipment Distributors Association’s Board of Advisors (MHEDA) and as President of the British Industrial Truck Association (BITA). He joined the Board of Alta Equipment Group, Inc. on September 1, 2024.

Our Board and the Nominating and Corporate Governance Committee considered, in particular, Mr. Wilson’s qualifications to serve as a member of our Board as a result of his experience serving on boards and extensive knowledge of the material handling business.

Directors are elected by a plurality of the votes cast, present in person or represented by proxy and entitled to vote thereon, for the election of each director at the Annual Meeting.

OUR BOARD RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF EACH OF THE DIRECTOR NOMINEES NAMED ABOVE.

CONTINUING MEMBERS OF THE BOARD OF DIRECTORS

In addition to the directors nominated for election at the Annual Meeting, the following Class I directors currently serve on our Board of Directors, with a term expiring at the 2027 annual meeting of stockholders:

Daniel Shribman, 42, has served as our director since February 2020. Dan Shribman currently serves as the Chief Executive Officer of Great American Holdings, LLC (GA Group). Prior to GA Group, Mr. Shribman was the Founder and Chief Executive Officer of Clamantis Holdings LLC, an investment firm focused on small public companies and pre-IPO private companies. From 2019 to 2024, Mr. Shribman served as Chief Investment Officer of B. Riley Financial, Inc., a public holding company. From 2010 to 2018, Mr. Shribman was a Portfolio Manager at Anchorage Capital Group, a special situation asset manager. During Mr. Shribman's tenure at Anchorage, he led investments in dozens of public and private opportunities across the general industrials, transportation, automotive, aerospace, gaming, hospitality, and real estate industries. Prior to Anchorage, Mr. Shribman worked at Tinicum Capital Partners, a private equity firm, and at Lazard Freres in the restructuring advisory group. Previously, Mr. Shribman had served as a member of the board of directors of The Arena Group Holdings, Inc. (NYSE: AREN) from June 2021 until November 2023, Faze Holdings (Nasdaq: FAZE) from July 2022 until August 2023, and Eos Energy (Nasdaq: EOSE) from November 2020 until September 2022. Mr. Shribman holds an A.B. in Economics and History from Dartmouth.

Our Board and the Nominating and Corporate Governance Committee has considered in particular Mr. Shribman’s extensive experience in corporate finance and his strategic knowledge about investments in our industrials, transportation, and automotive markets.

Katherine E. White, 59, has served as our director since February 2020. Ms. White is currently a Professor of Law at the Wayne State University Law School. She is a member of the University of Michigan Board of Regents and chair of its Finance, Audit, and Investment Committee. Ms. White has been a member of the Old National Bancorp (Nasdaq: ONB) board of directors since 2015. Ms. White is a retired Brigadier General in the U.S. Army and served as Special Assistant to the Vice Chief, National Guard Bureau, in Arlington, VA; and as the Deputy Commanding General of the 46th Military Police Command, Lansing, MI. She was appointed by the Secretary of Agriculture to the United States ("U.S.") Department of Agriculture's Plant Variety Protection Office Advisory Board in 2004 and served until May 2020. She was appointed by the Secretary of Commerce to serve on the U.S. Patent and Trademark Office Patent Public Advisory Committee from 2000 to 2002 and was a White House Fellow from 2001 to 2002. Ms. White was a judicial law clerk to the Honorable Randall R. Rader, Circuit Judge (ret.), U.S. Court of Appeals for the Federal Circuit from 1995 to 1996. Ms. White received a B.S.E. degree in Electrical Engineering and Computer Science from Princeton University, a J.D. degree from the University of Washington, an LL.M. degree from the George Washington University Law School, and a master’s degree in strategic studies from the U.S. Army War College. She is a Fulbright Senior Scholar (Germany) and a registered patent attorney, and in 2021, she was inducted into the Michigan Military and Veterans Hall of Honor. We believe that Ms. White is qualified to serve as a member of our Board because of her legal background, long tenure in the U.S. government and military serving advisory and operational roles, as well as her previous experience as a member of several boards of directors and board committees.

Our Board and the Nominating and Corporate Governance Committee has considered in particular Ms. White’s legal background, long tenure in the U.S. government and military serving advisory and operational roles, as well as her previous experience as a member of several boards of directors and board committees.

Sidhartha Nair, 54, has served as our director since February 22, 2024. Mr. Nair has led Strategic and Transformation activities in the U.S., Canada, and Mexico since December 2021. Mr. Nair first joined Daimler Financial Services in 2003 and has held roles of increasing responsibility during his tenure of more than 20 years in the U.S., Caribbean, and India business units. Prior to 2003, he held a previous role with McKinsey & Company as a consultant working on developing strategic solutions addressing growth, turnaround, and new market entry. Mr. Nair holds an MBA from the University of Michigan, Ross School of Business and a Masters in Engineering from Purdue University. Mr. Nair brings global experience and knowledge of startup, new market entry, growth, and digital transformation of businesses at different periods in their life cycle.

Our Board and the Nominating and Corporate Governance Committee has considered in particular Mr. Nair’s extensive global experience in the digital and strategic transformation of business throughout their life cycle and his background in transportation, electrification, and automotive markets.

6

The Board of Directors and Certain Governance Matters

OVERVIEW

Our Board directs and oversees the management of the business and affairs of the Company in a manner consistent with the best interests of the Company and its stockholders, and carries out its oversight responsibilities through meetings and actions of the Board and its three standing committees: the Audit Committee of the Board (the “Audit Committee”), the Compensation and Talent Development Committee of the Board (the “Compensation Committee”) and the Nominating and Corporate Governance Committee of the Board (the “Nominating and Corporate Governance Committee”).

DIRECTOR INDEPENDENCE AND INDEPENDENCE DETERMINATIONS

Under our Corporate Governance Guidelines and the rules under the NYSE Listed Company Manual (the “NYSE Rules”), a director is not independent unless the Board affirmatively determines that they do not have a direct or indirect material relationship with the Company or any of its subsidiaries. Our Corporate Governance Guidelines define an “independent” director in accordance with Section 303A.02 of the NYSE Listed Company Manual. In addition, members of the Audit Committee and Compensation Committee are subject to the additional independence requirements of applicable SEC rules and the NYSE Rules. The Board’s policy, as outlined in the Company’s Corporate Governance Guidelines, is for the Nominating and Corporate Governance Committee, as well as the full board, to review the independence of all directors at least annually in connection with the preparation of the Company’s proxy statement

The Nominating and Corporate Governance Committee undertook its annual review of director independence and made a recommendation to our Board regarding director independence. As a result of this review, our Board affirmatively determined that Messrs. Nair, Studdert, Shribman, Wilson, and Ms. White are independent for purposes of the applicable NYSE Rules, including with respect to Board committee service. Our Board has determined that each of Messrs. Nair, Studdert, Shribman, Wilson, and Ms. White are “independent” for purposes of service on the Audit Committee in accordance with Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and that each of Messrs. Nair, Studdert, Shribman, Wilson, and Ms. White are “independent” for purposes of service on the Compensation Committee in accordance with Section 10C(a)(3) of the Exchange Act.

BOARD STRUCTURE

The Board maintains the flexibility to determine whether the roles of Chairman of the Board and CEO should be combined or separated, based on what it believes is in the best interests of the Company at a given point in time. The Board believes that this flexibility is in the best interest of the Company and that a one-size-fits-all approach to corporate governance, with a mandated independent Chairman, would not result in better governance or oversight.

Currently, Ryan Greenawalt holds both the Chairman of the Board position and CEO position. We believe that the combined role of the Chairman and CEO positions is appropriate corporate governance for us at this time, as this structure best permits the Chairman of the Board to use his longstanding experience in the equipment industry to best perform his executive leadership and oversight responsibilities. In the Board’s view, Mr. Greenawalt’s Chairman role enables the Board to best understand the values and priorities of the Company and collaborate with management to enhance stockholder value. As CEO, Mr. Greenawalt is able to effectively communicate the Board’s views to management and ensure the leadership teams are coordinated and act with a common purpose in executing strategic opportunities and planning. Although the Board has not elected a lead independent director, the chairperson of the Audit Committee, Andrew Studdert, presides over executive sessions of the independent directors.

EXECUTIVE SESSIONS

Mr. Greenawalt, as Chairman of the Board and CEO, is currently the only employee member of the Board. The Board regularly meets in executive sessions of the independent directors without Mr. Greenawalt or any other members of management present. Executive sessions of the Board are chaired by the chairperson of the Audit Committee. Each of the committees of the Board also meets regularly in executive session.

2026 PROXY STATEMENT	7

BOARD COMMITTEES AND MEETINGS

The following table summarizes the current membership of each of the Board’s committees as of the date of this Proxy and the number of committee meetings held during fiscal 2025.

	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee

Ryan Greenawalt

Daniel Shribman*		X	X

Sidhartha Nair*	X	X, Chair

Andrew Studdert*	X, Chair	X	X

Katherine E. White*	X		X, Chair

Colin Wilson*	X		X

Total number of meetings during fiscal 2025	4	4	4

* Independent director

Our Corporate Governance Guidelines provide that all directors are expected to make reasonable best efforts to attend all meetings of the Board, meetings of the committees of which they are members and the annual meeting of stockholders. During 2025, the Board met four times. No member of the Board attended fewer than 75% of the aggregate of the total number of meetings of the Board and any committees of the Board on which such director served (held during the period that such director served). All directors serving at the time of last year’s annual meeting of stockholders attended that meeting.

Audit Committee. All members of the Audit Committee are “independent” in accordance with the NYSE Rules and SEC rules applicable to boards of directors in general and audit committee members in particular. The Board has determined that Mr. Studdert qualifies as an “audit committee financial expert” as defined by the applicable SEC rules and that each member of the Audit Committee is “financially literate” within the meaning of the NYSE Rules.

The Audit Committee selects, on behalf of our Board, an independent public accounting firm to be engaged to audit our financial statements, discusses with the independent registered public accounting firm its independence, reviews and discusses the audited financial statements with the independent registered public accounting firm and management and manages and reviews our compliance with legal and regulatory requirements with respect to accounting policies, internal controls and financial reporting. The Audit Committee also oversees the procedures established by the Company for receiving and addressing anonymous complaints regarding financial or accounting irregularities. In addition, the Audit Committee is responsible for, among other things, such as:

•
evaluating the independent registered public accounting firm’s qualifications, independence, and performance;
•
reviewing and approving the scope of the annual audit and audit fee;
•
approving the retention of the independent registered public accounting firm to perform any proposed permissible non-audit services;
•
monitoring the rotation of partners of the independent registered public accounting firm on the Company’s engagement team in accordance with the requirements established by the SEC;
•
reviewing the Company’s critical accounting policies and estimates; and
•
reviewing the Audit Committee charter and the Audit Committee’s performance at least annually.

The charter of the Audit Committee is available on the Governance Documents portion of the Company’s website at https://investors.altg.com/governance/governance-documents/.

Compensation Committee. All members of the Compensation Committee are “independent” in accordance with the NYSE Rules and SEC rules applicable to boards of directors in general and compensation committees in particular. In addition, all members of the Compensation Committee qualify as “non-employee directors” for purposes of Rule 16b-3 under the Exchange Act.

The Compensation Committee operates pursuant to a written charter adopted by the Board, which sets forth the duties and responsibilities of the Compensation Committee, which include (i) annual review and approval of corporate goals and objectives relevant to the compensation of our CEO and other executive officers, (ii) evaluation, as a committee or together with the other independent directors (as directed by the Board), of the performance of our CEO and other executive officers in light of these goals and objectives and their individual achievements, (iii) determination and approval of the compensation of our CEO and other executive officers based on this evaluation and (iv) periodic review and approval of all elements of our CEO’s and other executive officers’ compensation, including cash-based and equity-based awards and opportunities, any employment and severance agreements, any change in control agreements and any special or supplemental compensation and benefits for our CEO and other executive officers.

The Compensation Committee’s duties and responsibilities also include, among other matters:

•
establishing and reviewing the objectives of the Company’s basic compensation policies;

8

•
making recommendations to our Board with respect to the adoption, amendment, termination or replacement of equity-based compensation or non-equity-based incentive compensation plans maintained by the Company and any material perquisites;
•
determining, approving or making recommendations to our Board as to the appropriate compensation for other members of senior management, other employees as the Compensation Committee determines to be appropriate or directors;
•
monitoring Alta’s compliance with SEC rules and regulations regarding stockholder approval of certain executive compensation; and
•
assessing at least annually the independence of compensation consultants, legal and other advisers to the Compensation Committee.

The charter of the Compensation Committee is available on the Governance Documents portion of the Company’s website at https://investors.altg.com/governance/governance-documents/.

Nominating and Corporate Governance Committee. All members of the Nominating and Corporate Governance Committee are “independent” in accordance with the NYSE Rules. The Nominating and Corporate Governance Committee assists our Board in fulfilling its responsibilities by developing criteria and qualifications for Board membership, identifying and approving individuals who meet such criteria and are qualified to serve as members of our Board, selecting director nominees for our annual meetings of stockholders, developing and recommending to our Board Corporate Governance Guidelines and monitoring compliance with such guidelines.

The Nominating and Corporate Governance Committee develops guidelines that set forth the criteria and qualifications for Board membership, including, but not limited to, minimum individual qualifications, relevant career experience and technical skills, industry knowledge and experience, financial expertise, geographic ties, familiarity with the Company’s business, independence under applicable rules and regulations, gender, ethnic and racial background and ability to work collegially with others. The Nominating and Corporate Governance Committee uses these guidelines to identify, interview and evaluate potential director candidates to determine their qualifications to serve on our Board as well as their compatibility with the culture of the Company, its philosophy and its Board and management. When considering director candidates, the Nominating and Corporate Governance Committee and the Board seek individuals with backgrounds and qualities that, when combined with those of our incumbent directors, enhance the Board’s effectiveness and, as required by the Corporate Governance Guidelines, result in the Board having a broad range of skills, professional expertise, industry knowledge, diversity of opinion, geographic representation and contacts relevant to the Company’s business. In addition, although the Board considers diversity of backgrounds and qualities for director candidates, the Board does not have a formal diversity policy. We expect incumbent directors and director candidates to demonstrate business acumen and the ability to exercise sound judgment in decision-making processes to contribute positively to the Company, as well as our stockholders, employees, customers, and other significant stakeholders.

With respect to incumbent directors, the Nominating and Corporate Governance Committee annually evaluates their past participation in, and contributions to, activities of the Board, and, considering the qualities noted above, will determine whether those directors continue to satisfy the needs of the Board. The Nominating and Corporate Governance Committee considers the appropriate size of the Board and whether any vacancies on the Board are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Nominating and Corporate Governance Committee considers potential director candidates. Candidates may come to the attention of the Nominating and Corporate Governance Committee through current Board members, professional search firms, stockholders, or other persons. The Nominating and Corporate Governance Committee is responsible for conducting appropriate inquiries into the backgrounds and qualifications of potential director candidates and their suitability for service on our Board.

In the case of Mr. Greenawalt, the Board, upon the recommendation of the Nominating and Corporate Governance Committee, approved him as a director nominee in recognition of his expertise with respect to our industry and specific business and strategic needs, his longstanding relationships with our large stakeholders, including our customers, and his experience as a public company CEO.

In the case of Mr. Studdert, the Board, upon the recommendation of the Nominating and Corporate Governance Committee, approved him as a director nominee in recognition of his extensive executive leadership experience in public companies generally and in the heavy industrial equipment and rental industries in particular.

In the case of Mr. Wilson, the Board, upon the recommendation of the Nominating and Corporate Governance Committee, approved him as a director nominee in recognition of his experience serving on boards and extensive knowledge of the material handling business.

The Nominating and Corporate Governance Committee will evaluate director candidates recommended by stockholders in the same way that the Nominating and Corporate Governance Committee evaluates any other director candidate.

Any recommendation submitted to the Secretary should be in writing and should include any supporting material the stockholder considers appropriate in support of that recommendation but must include information that would be required under the rules of the SEC to be included in a proxy statement soliciting proxies for the election of such candidate and a written consent of the candidate to serve as one of our directors if elected. Stockholders wishing to recommend a candidate for consideration may do so by submitting the above information to the attention of the Secretary, 13211 Merriman Road, Livonia, Michigan 48150. All recommendations for nomination received by the Secretary that satisfy our Bylaw requirements relating to such director nominations will be presented to the Board for its consideration. Stockholders must also satisfy the notification, timeliness, consent, and information requirements set forth in

2026 PROXY STATEMENT	9

our Bylaws. These requirements are also described under the section entitled “Stockholder Proposals for the 2027 Annual Meeting of Stockholders.”

The charter of the Nominating and Corporate Governance Committee is available on the Governance Documents portion of the Company’s website at https://investors.altg.com/governance/governance-documents/.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

No member of the Compensation Committee is a current or former officer or employee of the Company. During 2025, none of our executive officers served on the board of directors or compensation committee of any other company that has an executive officer serving on our Board or the Compensation Committee.

CODE OF BUSINESS CONDUCT AND ETHICS AND CORPORATE GOVERNANCE GUIDELINES

Our Code of Business Conduct and Ethics and Corporate Governance Guidelines are available on the Governance Documents portion of the Company’s website at https://investors.altg.com/governance/governance-documents/. If the Company ever were to amend or waive any provision of its Code of Business Conduct and Ethics that applies to the Company’s executive officers or directors, the Company intends to satisfy its disclosure obligations, if any, with respect to any such waiver or amendment by posting such information on its website set forth above rather than by filing a Current Report on Form 8-K.

Clawback Policy

The Company has a Clawback Policy compliant with NYSE and SEC rules. Under the policy, in the event that we are required to prepare an accounting restatement of our financial results due to material noncompliance with any financial reporting requirement under the federal securities laws, we will reasonably promptly recover any excess incentive compensation awarded as a result of the error from executive officers who received incentive compensation during the three-year period preceding the date on which we were required to prepare the accounting restatement. The policy is administered by the Compensation Committee of the Board in accordance with applicable NYSE and SEC rules.

Insider Trading Policy

We have adopted insider trading policies and procedures governing the purchase, sale and other dispositions of the Company’s securities by directors, officers and employees that are reasonably designed to promote compliance with insider trading laws, rules and regulations. It is also the policy of the Company to comply with applicable securities laws when transacting in its own securities. A copy of our insider trading policies and procedures is attached as an exhibit to our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 filed with the SEC on February 26, 2026.

Director and Officer Hedging and Pledging

We have a policy prohibiting our directors, officers and employees (and their immediate family members and entities they control) from (1) purchasing financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds) designed to hedge or offset decreases in the market value of our equity securities including compensatory awards directly or indirectly held by them, and (2) pledging shares of Common Stock.

Stock Ownership Guidelines

Effective January 1, 2024, the Board adopted stock ownership guidelines for directors and executive officers of the Company. Under the guidelines, directors and executive officers have target ownership levels as follows:

Position	Stock Ownership Target

Chief Executive Officer	5 times annual base salary

Chief Financial Officer	2 times annual base salary

Other Section 16 Officers	1 time annual base salary

Non-Employee Directors	3 times annual cash retainer

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Each director and executive officer must attain the applicable stock ownership target by the end of the fifth fiscal year following the year that the policy was first applicable. The policy provides that if the director or executive officer has not attained the applicable stock ownership target in the required time period, he or she may not sell any shares until the stock ownership target is met, except to cover taxes on shares that become vested during the year. In the event of financial hardship, the Compensation Committee may determine to waive application of the policy. The following table provides information on how shares are counted towards the stock ownership requirement under the policy:

What We Count Toward the Requirement	What We DO NOT Count

Unvested time-vesting restricted stock units ("RSUs")	Unearned performance stock units ("PSUs")

Shares of Common Stock owned by the executive officer or director, owned jointly with a spouse, or held in a trust for their benefit	Unexercised stock options

Earned PSUs that are no longer subject to performance conditions and vest solely based on passage of time

STOCKHOLDER COMMUNICATIONS WITH THE BOARD

Stockholders and other interested parties may communicate with a member or members of our Board, including the Chairman of the Board, chairperson of the Audit, Compensation or Nominating and Corporate Governance Committees or to the non-management or independent directors as a group by addressing such communications to either the Company’s Secretary or to Investor Relations. All such correspondence should be sent c/o Alta Equipment Group Inc., 13211 Merriman Road, Livonia, Michigan 48150. Upon receipt, we will forward such correspondence as appropriate. Appropriate communications, excluding solicitations and “junk mail” or communications that are unrelated to the duties and responsibilities of the Board of Directors, are forwarded to the chairperson of the Audit Committee for review.

BOARD’S ROLE IN RISK OVERSIGHT

As part of our Board’s meetings, our Board assesses, on an ongoing basis, the risks faced by the Company in executing its business plans. These risks include financial, industrial, technological, competitive, and operational risks and exposures, both from a global perspective and on a branch-by-branch basis.

Our Board dedicates time to review and consider the relevant risks that need to be addressed at the time of the Board meeting. In addition to the full Board, the Audit Committee plays an important role in the oversight of the Company’s policies with respect to financial risk assessment and risk management, as well as assessing the Company’s major financial risk exposures. In particular, the Audit Committee reviews and discusses with management any significant risks or exposures with respect to risk assessment and risk management and assesses any steps taken to monitor and control such risks. Our Audit Committee receives regular updates from management on the primary cyber security risks facing the Company and the measures the Company is taking to mitigate such risks.

The Compensation Committee is charged with ensuring that our compensation policies and procedures do not encourage risk taking in a manner that would have a material adverse impact on the Company. In administering our compensation program, the Compensation Committee strives to achieve a balance among the elements of compensation to accomplish the objectives of the program. The Compensation Committee reviews the Company’s overall compensation program in the context of the risks that may be presented by the structure of our compensation program and the metrics used to determine compensation under that program. Based upon this review, the Compensation Committee believes that our compensation program does not create a reasonable likelihood of a material adverse effect on the Company. The Nominating and Corporate Governance Committee is charged with overseeing risks related to our governance processes, as well as any risks related to sustainability matters. Each of the Board’s Committee reports its findings to the full Board for consideration.

Our Board’s role in risk oversight at the Company is consistent with the Company’s leadership structure, with the CEO and other members of senior management having responsibility for assessing and managing the Company’s risk exposures, and our Board and its committees providing oversight in connection with those efforts and attempts to mitigate identified risks.

2026 PROXY STATEMENT	11

Executive Officers

The following table sets forth the name, age, and position(s) of each of our executive officers:

Name	Age	Position

Ryan Greenawalt	51	Chairman of the Board and CEO

Anthony J. Colucci	47	Chief Financial Officer

Jeffrey A. Hoover	46	Chief Legal Officer and General Counsel

Ryan Greenawalt, 51, joined the Company in December 2008 and has served as our CEO since December 2017 and as the Chairman of the Board since February 2020. Mr. Greenawalt leads Alta’s executive leadership team and management, is responsible for corporate strategy and development and the Company’s long-term and short-term strategic objectives. He has led Alta’s acquisition activities since joining the Company, expanding Alta’s geographic footprint and entering new end markets. Mr. Greenawalt returned to the equipment industry after a career in financial services from 2002 to 2008. He has a BA from the University of Michigan, Ann Arbor and holds an MBA from the Eli Broad College of Business at Michigan State University. We believe that Mr. Greenawalt is qualified to serve in a leadership role with our management team and on our Board because of his long tenure with the Company, deep-rooted understanding of our business strategy, operations, and experience in handling both financial and business management matters.

Anthony J. Colucci, 47, joined the Company in February 2015 as Vice President of Finance and was named Chief Financial Officer (“CFO”) in 2017. Mr. Colucci has full responsibility for the Company’s accounting and finance function. Mr. Colucci has been a central figure in our mergers & acquisitions, capital raising and financial reporting activities since joining the Company. Prior to joining the Company, Mr. Colucci served as a Director of Corporate and Business Development at Blue Cross Blue Shield of Michigan from December 2013 until February 2015. From January 2004 until December 2013, he worked with UHY Advisors Inc., focusing on valuation, corporate finance, and financial consulting projects. Mr. Colucci earned a BA in Economics from Alma College and an MBA from Western Michigan University.

Jeffrey A. Hoover, 46, joined the Company in January 2024 as Chief Legal Officer (“CLO”) and General Counsel. Mr. Hoover previously served as a partner at Dinsmore & Shohl LLP since July 2021. In addition, Mr. Hoover spent 14 years at Howard & Howard Attorneys, PLLC as an attorney and partner from 2007 through 2021. Mr. Hoover specialized in mergers and acquisitions, corporate finance, commercial lending, and real estate transactions. In these previous roles, Mr. Hoover has been an integral advisor to the Company, serving as external legal counsel since 2016. Mr. Hoover holds a BA in Accounting and MBA in Finance from Eastern Michigan University and Doctorate of Law from Cooley Law School.

12

Proposal 2—Ratification of Appointment of Independent Registered Public Accounting Firm

APPOINTMENT OF REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee is solely responsible for the appointment, evaluation, compensation, retention, and, if appropriate, replacement of the independent registered public accounting firm retained to audit the Company’s financial statements. The Audit Committee has selected Deloitte & Touche LLP to serve as our independent registered public accounting firm for 2026.

Stockholder approval is not required to appoint Deloitte & Touche LLP as the independent registered public accounting firm for 2026. Our Board believes, however, that submitting the appointment of Deloitte & Touche LLP to the stockholders for ratification is a matter of good corporate governance. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines such a change would be in our best interests. The ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm requires the affirmative vote of a majority of the votes cast at the Annual Meeting.

AUDIT AND NON-AUDIT FEES

The following table sets forth the aggregate fees billed to us for the fiscal years ended December 31, 2025 and 2024 by Deloitte & Touche LLP:

	2025 ($)	2024 ($)

Audit Fees(1)	2,005,000	1,910,000
Audit-Related Fees(2)	120,000	—
Tax Fees(3)	735,000	497,000
All Other Fees(4)	1,900	1,900
Total	2,861,900	2,408,900

(1)
Audit Fees represent the aggregate fees for professional services rendered for the audits of the annual financial statements and internal controls over financial reporting for fiscal years 2025 and 2024, and reviews of the Company’s quarterly consolidated financial statements, comfort letters and consents, other documents filed with the SEC and other services related to SEC matters.
(2)
Audit-Related Fees represent professional services rendered during the period reasonably related to the performance of the audit and are not reported in "Audit Fees". These services primarily include due diligence procedures related to potential business acquisitions.
(3)
Tax Fees represent the aggregate fees for tax compliance, tax advice, and tax planning services.
(4)
Other fees during the period include access to Deloitte & Touche LLP accounting research tools.

AUDIT COMMITTEE PRE-APPROVAL PROCEDURES FOR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has sole authority to engage and determine the compensation of our independent registered public accounting firm. The Audit Committee also is directly responsible for evaluating the independent registered public accounting firm, reviewing, and evaluating the lead partner of the independent registered public accounting firm and overseeing the work of the independent registered public accounting firm. The Audit Committee pre-approves all services to be provided by Deloitte & Touche LLP each year, and also considers and is required to pre-approve the engagement of Deloitte & Touche LLP for the provision of other services during the year. For each proposed service, the independent registered public accounting firm is required to provide detailed supporting documentation at the time of approval to permit the Audit Committee to make a determination as to whether the provision of such services would impair the independent registered public accounting firm’s independence, and whether the fees for the services are appropriate.

OUR BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP, AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

2026 PROXY STATEMENT	13

Audit Committee Report

The Audit Committee consists solely of independent directors, as required by and in compliance with SEC rules and regulations and the NYSE Rules. The Audit Committee operates pursuant to a written charter adopted by the Board.

The Audit Committee is responsible for assisting the Board in its oversight responsibilities related to accounting policies, internal controls, financial reporting, and legal and regulatory compliance. Management of the Company has the primary responsibility for the Company’s financial reporting processes, proper application of accounting principles, and internal controls as well as the preparation of its financial statements. The Company’s independent registered public accounting firm is responsible for performing an audit of the Company’s financial statements and expressing an opinion as to the conformity of such financial statements with accounting principles generally accepted in the United States (“U.S. GAAP”).

The Audit Committee has reviewed and discussed the Company’s audited financial statements as of and for the year ended December 31, 2025 with management and the independent registered public accounting firm. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”). In addition, the Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and has discussed with the independent registered public accounting firm its independence.

Based on the review and discussions described above, the Audit Committee recommended to the Board that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2025 for filing with the SEC.

Submitted by the Audit Committee.

Andrew Studdert, Chair
Katherine E. White
Sidhartha Nair
Colin Wilson

The foregoing Audit Committee Report shall not be deemed to be soliciting material or be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or under the Exchange Act, except to the extent the Company specifically incorporates this information by reference and shall not otherwise be deemed to be filed with the SEC under the Securities Act or the Exchange Act.

14

Proposal 3—Non-binding Vote on Executive Compensation

In accordance with the requirements of Section 14A of the Exchange Act and the related rules of the SEC, stockholders are being asked to approve, in a non-binding advisory vote, the compensation of our named executive officers as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussions below. While the results of the vote are non-binding and advisory in nature, the Board intends to carefully consider the results of this vote. The approval of the compensation of our named executive officers requires the affirmative vote of a majority of the votes cast at the Annual Meeting.

The text of the resolution in respect of Proposal No. 3 is as follows:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed in this Proxy Statement pursuant to the rules of the SEC, including the Compensation Discussion and Analysis, compensation tables and any related narrative discussion, is hereby APPROVED.”

In considering their vote, stockholders may wish to review the information on our compensation policies and decisions regarding the named executive officers, as presented in the Compensation Discussion and Analysis starting on page 23 of this proxy statement. The next vote to approve the compensation of our named executive officers is expected to be held at the Company’s 2027 Annual Meeting of Shareholders.

OUR BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE COMPENSATION PAID TO OUR NAMED EXECUTIVE OFFICERS.

2026 PROXY STATEMENT	15

Proposal 4—Approval of Omnibus Incentive Plan Amendment

OVERVIEW

We are requesting stockholder approval of the First Amendment (the “First Amendment”) to the Alta Equipment Group Inc. 2020 Omnibus Incentive Plan (the "Plan"). In March 2026, upon the recommendation of our Compensation Committee, our Board of Directors unanimously approved the First Amendment to the Plan, subject to approval by our shareholders at this Annual Meeting.

If approved by shareholders, the First Amendment to the Plan will: (i) increase the number of shares of Class A common stock available for issuance under the Plan; (ii) revise the transferability provisions applicable to awards to allow participants to designate beneficiaries; (iii) extend the date until which the Company can make awards under the Plan to the ten-year anniversary of the effective date of the First Amendment; and (iv) update and clarify certain administrative provisions. Stockholder approval is required under applicable stock exchange rules and the terms of the Plan in order for the First Amendment to become effective.

The Plan is the Company's only equity-based compensation plan under which compensatory awards may be made. Equity-based incentive compensation is an integral part of our compensation program, which is designed to reinforce a long-term perspective and to align the interests of our executives and management team with those of our shareholders. The Plan permits the Company to reward the efforts of its employees and to attract new personnel by providing incentives in the form of stock-based awards, including restricted stock awards, performance shares, options to purchase shares of common stock and other stock-based awards.

A copy of the Plan marked to show the First Amendment is attached hereto as Appendix A.

RATIONALE FOR THE AMENDMENT

A total of 3,468,000 of common stock were originally reserved for issuance under the Plan. As of April 2, 2026, a total of 564,979 shares remained available for issuance under future awards. If shareholders approve the amendment to the Plan, the total number of shares authorized for issuance would be increased by 2,688,238 shares, and as a result, 3,253,217 shares would be available for issuance under future awards. This amount excludes any shares that would become available again under the Plan in connection with expired, cancelled, terminated or forfeited awards on or after April 2, 2026.

The Board believes that the increase in the share reserve is necessary to ensure that the Company continues to have sufficient equity incentives available to attract, retain, and motivate employees, directors, and consultants, particularly in light of the Company’s long-term equity compensation strategy. Equity-based compensation is a key component of the Company’s compensation philosophy and is critical to aligning the interests of employees, directors, and consultants with those of stockholders. The increase in the share reserve is intended to support the Company’s long-term growth objectives while maintaining competitive compensation practices.

We expect that if the First Amendment to the Plan is approved by our shareholders, the additional shares, along with any shares that would become available again in connection with expired, cancelled, terminated or forfeited awards, would be sufficient to allow us to make equity awards in the amounts we believe are necessary to attract, motivate, retain and reward talented and experienced individuals for the next three years. If the First Amendment to the Plan is approved by shareholders, the Company will file a Registration Statement on Form S-8 with the Securities and Exchange Commission with respect to the shares of the Company's common stock to be registered pursuant to the amended plan as soon as reasonably practicable following shareholder approval. If shareholders do not approve the First Amendment to the Plan, we expect shares available for future awards to be exhausted, and we would be unable to issue stock-settled equity awards and be reliant on cash-settled awards.

SUMMARY OF THE INCENTIVE PLAN AS AMENDED

The following is a summary of the material features of the Plan, as amended. The summary is qualified in its entirety by reference to the complete text of the Plan attached as Appendix A to this Proxy Statement.

Purpose; Types of Awards.

The purpose of the Incentive Plan is (i) to encourage profitability and growth through short-term and long-term incentives that are consistent with the Company’s objectives; (ii) to give our participants an incentive for individual performance; (iii) to promote teamwork among our participants; and (iv) to give us an advantage in attracting and retaining key employees, directors, and consultants. To accomplish this purpose, the Incentive Plan permits the granting of awards in the form of incentive stock options within the meaning of Section 422 of the Code, nonqualified stock options, stock appreciation rights (“SARs”), restricted stock, restricted stock units, performance based awards (including performance shares, performance units and performance bonus awards), and other stock-based or cash-based awards.

16

Shares Subject to the Plan.

A total of 6,156,238 shares of common stock will be reserved and available for issuance under the Plan, with 3,253,217 shares being available for future grants under the Plan as of the effective date of the First Amendment. The maximum number of shares that may be issued pursuant to options intended to be incentive stock options is 2,583,000 shares of common stock. The maximum number of shares subject to Plan awards granted during any fiscal year to any non-employee director, when taken together with any cash fees paid to the director during the year in respect of his or her service as a director, may not exceed $400,000 in total value. If an award granted under the Plan is forfeited, canceled, settled, or otherwise terminated the shares underlying that award will again become available for issuance under the Plan. However, none of the following shares will be available for issuance under the Plan: (i) shares delivered to or withheld to pay withholding taxes, (ii) shares used to pay the exercise price of an option, or (iii) shares subject to any exercised stock-settled SARs. Any substitute awards shall not reduce the shares authorized for grant under the Plan.

Administration of the Plan.

The Plan is administered by the plan administrator, who is our Board or a committee that it designates. The plan administrator has the power to determine the terms of the awards granted under the Plan, including the exercise price, the number of shares subject to each award, and the exercisability of the awards. The plan administrator also has the power to determine the persons to whom and the time or times at which awards will be made and to make all other determinations and take all other actions advisable for the administration of the Plan.

The First Amendment revises the Plan’s administration provisions to remove the reference to Section 162(m) of the Internal Revenue Code of 1986.

Participation.

Participation in the Plan is open to employees, non-employee directors, or consultants, who have been selected as an eligible recipient under the Plan by the plan administrator. Awards of qualified stock options, however, shall be limited to employees of the Company or our affiliates. As of April 15, 2026, we employed approximately 2,700 employees, zero consultants and five non-employee directors served on our Board of Directors.

Transferability of Awards.

The First Amendment updates the Plan’s transferability provisions to clarify that participants may designate one or more beneficiaries to receive awards upon the participant’s death.

Plan Duration, Amendment and Termination.

The First Amendment revises the Plan’s termination provisions to allow awards to be granted until the ten-year anniversary of the effective date of the First Amendment, being May 29, 2036.

The plan administrator may alter, amend, modify, or terminate the Plan at any time, provided that the approval of our stockholders will be obtained for any amendment to the Plan that requires stockholder approval under the rules of the stock exchange(s) on which common stock is then listed or in accordance with other applicable law, including, but not limited to, an increase in the number of shares of our common stock reserved for issuance, a reduction in the exercise price of options or other entitlements, an extension of the maximum term of any award, or an amendment that grants the plan administrator additional powers to amend the Plan. In addition, no modification of an award will, without the prior written consent of the participant, adversely alter or impair any rights or obligations under any award already granted under the Plan, unless the plan administrator expressly reserved the right to do so at the time of the award.

Types of Awards.

The types of awards that may be made under the Plan are described below. All of the awards described below are subject to the conditions, limitations, restrictions, vesting and forfeiture provisions determined by the plan administrator, subject to certain limitations provided in the Plan.

Performance-Based Awards. The Company may grant an award conditioned on satisfaction of certain performance criteria. Such performance-based awards include performance-based restricted shares and restricted stock units.

Performance Goals. If the plan administrator determines that the performance-based award to an employee is subject to performance goals, then the performance-based criteria upon which the awards will be based shall be by reference to any one or more of the following: earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; net operating profit after tax; cash flow; revenue; net revenues; sales; days sales outstanding; scrap rates; income; net income; operating income; net operating income, operating margin; earnings; earnings per share; return on equity; return on investment; return on capital; return on assets; return on net assets; total stockholder return; economic profit; market share; appreciation in the fair market value, book value or other measure of value of the Company’s common stock; expense/cost control; working capital; volume/production; new products; customer satisfaction; brand development; employee retention or employee turnover; employee satisfaction or engagement; environmental, health, or other safety goals; individual performance; strategic objective milestones; days inventory outstanding; or, as applicable, any combination of, or a specified increase or decrease in, any of the foregoing.

2026 PROXY STATEMENT	17

Restricted Stock. A restricted stock award is an award of shares of common stock that vest in accordance with the terms and conditions established by the plan administrator. The plan administrator will determine in the award agreement whether the participant will be entitled to vote the shares of restricted stock and/or receive dividends on such shares.

Restricted Stock Units. A restricted stock unit is a right to receive shares or the cash equivalent of common stock at a specified date in the future, subject to forfeiture of such right. If the restricted stock unit has not been forfeited, then on the date specified in the restricted stock unit grant, the Company must deliver to the holder of the restricted stock unit, unrestricted shares of common stock.

Non-Qualified Stock Options. A non-qualified stock option entitles the recipient to purchase shares of common stock at a fixed exercise price. The exercise price per share will be determined by the compensation committee of our Board, but such price will never be less than 100% of the fair market value of a share of common stock on the date of grant. Fair market value will generally be the closing price of a share of common stock on the applicable national securities exchange on the date of grant. Non-qualified stock options under the Plan generally must be exercised within 10 years from the date of grant. A non-qualified stock option is an option that does not meet the qualifications of a qualified stock option as described below.

Qualified Stock Option. A qualified stock option is a stock option that meets the requirements of Section 422 of the Code. Qualified stock options may be granted only to employees and the aggregate fair market value of a share of common stock determined at the time of grant with respect to qualified stock options that are exercisable for the first time by a participant during any calendar year may not exceed $100,000. No qualified stock option may be granted to any person who, at the time of the grant, owns or is deemed to own stock possessing more than 10% of the Company’s total combined voting power or that of any of the Company’s affiliates unless (i) the option exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant and (ii) the term of the qualified stock option does not exceed five years from the date of grant.

Stock Appreciation Rights. A SAR entitles the holder to receive an amount equal to the difference between the fair market value of a share of common stock on the exercise date and the exercise price of the SAR (which may not be less than 100% of the fair market value of a share of common stock on the grant date), multiplied by the number of shares subject to the SAR (as determined by the plan administrator).

Other Stock-Based Awards. We may grant or sell to any participant unrestricted common stock under the Plan or a dividend equivalent. A dividend equivalent is a right to receive payments, based on dividends with respect to shares of our common stock.

Other Cash-Based Awards. We may grant cash awards under the Plan, including cash awards as a bonus or upon the attainment of certain performance goals.

Equitable Adjustments.

In the event of a merger, consolidation, reclassification, recapitalization, spin-off, spin-out, repurchase or other reorganization or corporate transaction or event, extraordinary dividend, stock split or reverse stock split, combination or exchange of shares, or other change in corporate structure or payment of any other distribution, the maximum number and kind of shares reserved for issuance or with respect to which awards may be granted under the Plan will be adjusted to reflect such event, and the plan administrator will make such adjustments as it deems appropriate and equitable in the number, kind and exercise price of common stock covered by outstanding awards made under the Plan, and in any other matters that relate to awards and that are affected by the changes in the shares referred to in this section.

Change in Control.

In the event of any proposed change in control (as defined in the Plan), the plan administrator will take any action as it deems appropriate and equitable to effectuate the purposes of the Plan and to protect the participants who hold outstanding awards under the Plan, which action may include, without limitation, the following: (i) the continuation of any award, if the Company is the surviving corporation; (ii) the assumption of any award by the surviving corporation or its parent or subsidiary; (iii) the substitution by the surviving corporation or its parent or subsidiary of equivalent awards for any award, provided, however, that any such substitution with respect to options and SARs shall occur in accordance with the requirements of Section 409A of the Code; or (iv) settlement of any award for the change in control price (less, to the extent applicable, the per share exercise or grant price), or, if the per share exercise or grant price equals or exceeds the change in control price or if the plan administrator determines that the award cannot reasonably become vested pursuant to its terms, such award shall terminate and be canceled without consideration.

U.S. Federal Income Tax Consequences.

The following discussion of certain relevant United States federal income tax effects applicable to certain awards granted under the Plan is only a summary of certain of the United States federal income tax consequences applicable to United States residents under the Plan, and reference is made to the Internal Revenue Code of 1986 for a complete statement of all relevant federal tax provisions. No consideration has been given to the effects of foreign, state, local and other laws (tax or other) on the Plan or on a participant, which laws will vary depending upon the particular jurisdiction or jurisdictions involved. In particular, participants who are stationed outside the United States may be subject to foreign taxes as a result of the Plan.

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Nonqualified Stock Options.

An optionee subject to United States federal income tax will generally not recognize taxable income for United States federal income tax purposes upon the grant of a nonqualified stock option. Rather, at the time of exercise of the nonqualified stock option, the optionee will recognize ordinary income, and the Company will be entitled to a deduction, in an amount equal to the excess of the fair market value of the shares on the date of exercise over the exercise price. If the shares of common stock acquired upon the exercise of a nonqualified stock option are later sold or exchanged, then the difference between the amount received upon such sale or exchange and the fair market value of such shares on the date of such exercise will generally be taxable as long-term or short-term capital gain or loss (if the shares are a capital asset of the optionee), depending upon the length of time such shares were held by the optionee.

Incentive Stock Options.

An optionee subject to United States federal income tax will generally not recognize taxable income for United States federal income tax purposes upon the grant of an incentive stock option (within the meaning of Section 422 of the Code) and the Company will not be entitled to a deduction at that time. If the incentive stock option is exercised during employment or within 90 days following the termination thereof (or within one year following termination, in the case of a termination of employment due to retirement, death or disability, as such terms are defined in the Plan), the optionee will not recognize any income and the Company will not be entitled to a deduction. The excess of the fair market value of the shares on the exercise date over the exercise price, however, is includible in computing the optionee’s alternative minimum taxable income.

Generally, if an optionee disposes of shares of common stock acquired by exercising an incentive stock option either within two years after the date of grant or one year after the date of exercise, the optionee will recognize ordinary income, and the Company will be entitled to a deduction, in an amount equal to the excess of the fair market value of the shares on the date of exercise (or the sale price, if lower) over the exercise price. The balance of any gain or loss will generally be treated as a capital gain or loss to the optionee. If such shares are disposed of after the two-year and one-year periods described above, the Company will not be entitled to any deduction, and the entire gain or loss for the optionee will be treated as a capital gain or loss.

SARs.

A participant subject to United States federal income tax who is granted a SAR will not recognize ordinary income for United States federal income tax purposes upon receipt of the SAR. At the time of exercise, however, the participant will recognize ordinary income equal to the value of any cash received and the fair market value on the date of exercise of any shares received. The Company will not be entitled to a deduction upon the grant of a SAR, but generally will be entitled to a deduction for the amount of income the participant recognizes upon the participant’s exercise of the SAR. The participant’s tax basis in any shares received will be the fair market value on the date of exercise and, if the shares are later sold or exchanged, then the difference between the amount received upon such sale or exchange and the fair market value of the shares on the date of exercise will generally be taxable as long-term or short-term capital gain or loss (if the stock is a capital asset of the participant) depending upon the length of time such shares were held by the participant.

Restricted Stock.

A participant subject to United States federal income tax generally will not be taxed upon the grant of a restricted stock award, but rather will recognize ordinary income for United States federal income tax purposes in an amount equal to the fair market value of the shares at the time the restricted stock is no longer subject to a substantial risk of forfeiture (within the meaning of the Internal Revenue Code of 1986). The Company generally will be entitled to a deduction at the time when, and in the amount that, the participant recognizes ordinary income on account of the lapse of the restrictions. A participant’s tax basis in the shares will equal his or her fair market value at the time the restrictions lapse, and the participant’s holding period for capital gains purposes will begin at that time. Any cash dividends paid on the shares before the restrictions lapse will be taxable to the participant as additional compensation (and not as dividend income). Under Section 83(b) of the Internal Revenue Code of 1986, a participant may elect to recognize ordinary income at the time the restricted shares are awarded in an amount equal to their fair market value at that time, notwithstanding the fact that such shares are subject to restrictions and a substantial risk of forfeiture. If such an election is made, no additional taxable income will be recognized by such participant at the time the restrictions lapse, the participant will have a tax basis in the restricted shares equal to their fair market value on the date of their award, and the participant’s holding period for capital gains purposes will begin at that time. The Company generally will be entitled to a tax deduction at the time when, and to the extent that, ordinary income is recognized by such participant.

Restricted Stock Units.

A participant subject to United States federal income tax who is granted a restricted stock unit will not recognize ordinary income for United States federal income tax purposes upon the receipt of the restricted stock unit, but rather will recognize ordinary income in an amount equal to the fair market value of the shares at the time of payment, and the Company will have a corresponding deduction at that time.

Other Stock-Based and Other Cash-Based Awards.

In the case of other stock-based and other cash-based awards, depending on the form of the award, a participant subject to United States federal income tax will not be taxed upon the grant of such an award, but, rather, will recognize ordinary income for United

2026 PROXY STATEMENT	19

States federal income tax purposes when such an award vests or otherwise is free of restrictions. In any event, the Company will be entitled to a deduction at the time when, and in the amount that, a participant recognizes ordinary income.

NEW PLAN BENEFITS

No awards made under the Plan prior to the date of the Annual Meeting were granted subject to shareholder approval. The number and types of awards that will be granted under the Plan in the future are not determinable, as the Compensation Committee will make these determinations in its sole discretion. The following table sets forth information with respect to the number of outstanding awards that have been granted to the named executive officers and the specified groups set forth below under the Plan as of April 2, 2026. On April 2, 2026, the closing price of the underlying shares of our common stock traded on Nasdaq was $5.24 per share.

Name and Principal Position	Stock Options	Performance Stock Units	Restricted Stock Units

Ryan Greenawalt	—	547,648	389,932
Anthony J. Colucci	—	141,302	156,075
Jeffrey A. Hoover	—	67,929	63,469
Craig Brubaker	—	54,431	103,743
All executive officers as a group (4 persons)	—	811,310	713,219
All non-executive directors as a group (5 persons)	—	—	264,743
Andrew Studdert	—	—	67,301
Colin Wilson	—	—	29,034
Each associate of the above-mentioned directors or executive officers	—	—	—
Each other person who received or is to receive 5% of such options, warrants or rights	—	—	—
All employees (other than executive officers) as a group (37 persons)	—	436,472	469,335

VOTE REQUIRED AND BOARD RECOMMENDATION

Approval of the First Amendment requires the affirmative vote of a majority of the votes cast at the Annual Meeting. The Board of Directors recommends voting “FOR” approval of the amendment to the Omnibus Plan.

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Security Ownership of Certain Beneficial Owners and Management

The following table shows information with respect to the beneficial ownership of our Common Stock as of April 2, 2026 for:

•
each person known to us to own beneficially 5% or more of our outstanding Common Stock;
•
each of our directors or director nominees;
•
each of our named executive officers; and
•
all of our directors and executive officers as a group.

As of April 2, 2026, there were 32,532,170 shares of our Common Stock outstanding. Except as indicated by footnote and subject to community property laws where applicable, to our knowledge, the persons named in the table below have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

The amounts and percentages of shares beneficially owned are reported on the basis of SEC regulations governing the determination of beneficial ownership of securities. Under SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares voting power or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Securities that can be so acquired are deemed to be outstanding for purposes of computing such person’s ownership percentage, but not for purposes of computing any other person’s percentage. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest.

Beneficial Owners of More Than 5%	Amount and Nature of Beneficial Ownership	Percent of Common Stock Outstanding

Mill Road Capital III, L.P. (1)	4,373,208	13.4%
Voss Capital, LLC (2)	3,245,000	10.0%
Snowbird Capital LLC (3)	2,056,495	6.3%
BlackRock, Inc. (4)	1,640,566	5.0%
Directors, Director Nominees and Named Executive Officers
Ryan Greenawalt	5,618,691	17.3%
Anthony J. Colucci	194,062	*
Craig Brubaker	99,242	*
Jeffrey A. Hoover	19,371	*
Daniel Shribman	478,286	1.5%
Andrew Studdert	116,813	*
Katherine E. White	67,301	*
Sidhartha Nair	37,806	*
Colin Wilson	29,034	*
All Executive Officers and Directors as a Group (nine individuals)	6,660,606	20.5%

† c/o Alta Equipment Group Inc., 13211 Merriman Road, Livonia, Michigan 48150

* Represents beneficial ownership of less than 1% of the outstanding shares of Common Stock.

(1)
Based on information contained in a Form 4 filed by Mill Road Capital III, L.P. and Mill Road Capital III, GP LLC (collectively “Mill Road Reporting Persons”) with the SEC on March 16, 2026. Includes as of March 12, 2026, 4,373,208 shares beneficially owned, as to which Mill Road Reporting Persons has sole voting power and sole dispositive power. The business address of Mill Road Reporting Persons is 328 Pemberwick Road, Greenwich, CT 06831.
(2)
Based on information contained in a Schedule 13G filed by Voss Capital, LLC, Voss Value Master Fund, LP, Voss Value-Oriented Special Situations Fund, LP, Voss Advisors GP, LLC, Travis W. Cocke (collectively, the “Voss Capital Reporting Persons”) with the SEC on February 13, 2024, as of December 31, 2023. Includes 3,245,000 shares beneficially owned, as to which Voss Capital Reporting Persons has sole voting power and sole dispositive power over 2,875,000 shares and shared voting power and shared dispositive power over 370,000 shares. Additionally, based on information contained in a Form 13F-HR filed by Voss Capital Reporting Persons with the SEC on February 13, 2026, as of December 31, 2025 reporting 2,824,199 shares beneficially owned, as to which Voss Capital Reporting Persons has sole voting power and sole dispositive power. The business address of the reporting person is 3773 Richmond Avenue, Suite 500 Houston, Texas 77046.
(3)
Based on information contained in a Schedule 13G filed by Snowbird Capital LLC with the SEC on June 3, 2024. Includes, as of May 24, 2024, 2,056,495 shares beneficially owned, as to which Snowbird Capital LLC has sole voting power and sole dispositive power. The business address of Snowbird Capital LLC is 9400 South Saginaw Street, Suite E, Grand Blanc, MI 48439.
(4)
Based on information contained in a Schedule 13G/A filed by BlackRock, Inc. with the SEC on July 16, 2025. Includes, as of June 30, 2025, 1,640,566 shares beneficially owned as to which BlackRock, Inc. has sole dispositive power and of which sole voting power of 1,602,159 shares. The business address of BlackRock, Inc. is 50 Hudson Yards, New York, NY 10001.

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Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires executive officers, directors and persons who beneficially own more than 10% of a company’s common stock to file initial reports of ownership (Forms 3) and reports of changes in ownership (Forms 4 and 5) with the SEC and the NYSE. In 2025 and 2026 through the date of this filing, due to administrative oversights, one late Form 4 was filed on behalf of Mr. Shribman on July 16, 2025 reporting three transactions consisting of his RSUs that were granted on May 30, 2025 and a transfer of 91,393 shares for no consideration on January 24, 2025, and one late Form 4 was filed on behalf of Mr. Nair on March 16, 2026 reporting four transactions involving the purchase of 4,000 shares from March 3, 2026 through March 11, 2026. Besides the late Forms 4 for Mr. Shribman and Mr. Nair, we believe, based solely on our review of copies of such reports and on written representations from our executive officers and directors, that our executive officers and directors complied with all Section 16(a) filing requirements during our fiscal year ended December 31, 2025 and through the date of this filing.

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Executive Compensation

COMPENSATION DISCUSSION AND ANALYSIS

Overview

The following discussion analyzes our executive compensation program with respect to our named executive officers for the year ended December 31, 2025 and the material elements of the compensation packages awarded to such officers. The individuals whose compensation is discussed below are:

•
Ryan Greenawalt, our Chairman of the Board and CEO;
•
Anthony Colucci, our CFO;
•
Craig Brubaker, our COO; and
•
Jeffrey Hoover, our General Counsel and CLO.

We collectively refer to these individuals as our “named executive officers.”

2025 Financial and Operational Highlights

We accomplished the following financial and operation highlights during 2025:

•
Total revenues decreased $40.7 million year over year to $1,835.9 million.
•
Construction and Material Handling revenues of $1,116.7 million and $654.3 million, respectively.
•
Master Distribution with revenues of $67.3 million, an increase of $8.1 million, or 13.7% over last year.
•
New and used equipment sales of $999.3 million.
•
Product Support revenues were stable year over year with Parts sales decreasing to $291.0 million and Service revenues increasing to $256.7 million.
•
Income from operations increased to $23.2 million from $18.6 million in prior year.

Executive Compensation Highlights

Overall, our 2025 executive compensation reflects a combination of salary, cash incentives and equity awards. Our executive compensation program is highly incentive-based and weighted towards long-term equity and performance-based awards to emphasize our pay for performance philosophy while supporting retention. As shown in the chart below reflecting target compensation, our executives’ compensation generally has several basic components:

Compensation
PSUs
23%
Base Salary
35%
RSUs
12%
Cash Bonus
30%

➢	A base salary at the 50th percentile reviewed annually based on factors such as individual performance and market data.
➢	An annual cash bonus earned based on the achievement of annual performance targets and designed to encourage executives to deliver strong results and to reward them for their efforts during the year.
➢

Equity awards that vest in our common shares based on the achievement of performance targets for PSUs and long-term vesting requirements for both PSUs and RSUs in order to support retention and directly align our compensation program with shareholder value.

2026 PROXY STATEMENT	23

Compensation Philosophy and Objectives

Our compensation program is centered on a pay-for-performance philosophy and is designed to reward our named executive officers for their abilities, experience and efforts. The compensation programs we offer directly influence our ability to attract, retain and motivate the highly qualified and experienced professionals who are vital to our success as a Company.

We believe that having compensation programs designed to align executive officers’ interests with those of the Company and its stockholders and to reinforce accountability is the cornerstone to successfully implementing and achieving our strategic plan. In determining the compensation of our named executive officers, we are guided by the following key principles:

•
Attract, Retain, Motivate and Reward. Attract, retain, motivate and reward highly qualified and talented executives who possess the skills to achieve growth objectives in a competitive industry.
•
Pay for Performance. Align executive’s compensation with performance against our short-term and long-term Company performance objectives by rewarding results that meet or exceed our growth and profitability goals.
•
Competitive Compensation. Set executive compensation at levels competitive with peer companies and consistent with market practice.
•
Stockholder Alignment. Align executive interests with those of our stockholders to create long-term value by rewarding our executives for their contributions to the Company.

We seek to maintain a performance-oriented culture and a compensation approach that rewards our named executive officers when we achieve our goals and objectives, while putting at risk an appropriate portion of their compensation if our goals and objectives are not achieved. Consistent with this philosophy, we have sought to create an executive compensation package that balances short-term versus long-term components, cash versus equity elements and fixed versus contingent payments in ways that we believe are most appropriate to motivate our named executive officers.

Role of the Compensation Committee and Management

Executive compensation and related decisions, including the strategic oversight of our compensation and benefit programs, are made by the Compensation Committee. The Compensation Committee is responsible for establishing and overseeing the overall compensation structure, policies and programs of the Company and assessing whether our compensation structure resulted in appropriate compensation levels and incentives for the executive management of the Company.

The Compensation Committee works with the CEO and the Company’s Vice President of Human Resources, who make recommendations consistent with the guidelines established by the Compensation Committee for each element of compensation for our executives. After considering such factors as the nature and responsibilities of each named executive officer’s position, the named executive officer’s experience, the Company’s achievement of corporate goals, the named executive officer’s achievement of individual goals and other relevant considerations, together with consideration of the executive compensation philosophy described above, the Compensation Committee sets the annual compensation of our named executive officers. The compensation for each of our named executive officers is set and recommended for adoption at meetings of the Compensation Committee generally held in the first quarter of each year.

Role of the Compensation Consultant

The Compensation Committee has engaged an independent compensation consultant, Frederick W. Cook & Co, Inc. (“FW Cook”) to assist the Committee in evaluating the recommendations and guidance being provided in the development and creation of the executive compensation plan. FW Cook regularly participates in the Compensation Committee meetings and provides guidance and advice to the Compensation Committee. The Compensation Committee has evaluated whether any work provided by FW Cook caused any conflict of interest and determined that it did not.

The Company has separately engaged Mercer (US) Inc. (“Mercer”) as its compensation consultant to assist in the development of Alta’s compensation strategy and to provide guidance in building the executive compensation structure. As part of this consulting arrangement, Mercer provides compensation market data, executive compensation guidance, recommendations on compensation structures, and ongoing guidance with performance based executive compensation programs.

24

To assist the Compensation Committee in its review of our executive compensation program, based on the recommendations of Mercer and FW Cook, we established a peer group for the setting of fiscal 2025 compensation composed of 17 companies listed below. The peer group, which has been reviewed and approved by the Compensation Committee, was selected based on weighted parameters and financial information and was intended to ensure that the Company’s executive compensation program remains within a reasonable range of the peer median in terms of revenue, headcount, and market cap. In general, for base salary, cash bonus, and long-term incentive plans, the Company targets the 50th percentile (median) of its peer group when the Company meets its performance targets.

Fiscal 2025 Peer Group

America’s Car-Mart*	Global Industrial Company	Monro, Inc.
Astec Industries, Inc.	H&E Equipment Services, Inc.*	MRC Global Inc.
BlueLinx Holdings Inc.	Herc Holdings*	OneWater Marine Inc.
Custom Truck One Source, Inc.	The Manitowoc Company, Inc.	Titan Machinery Inc.*
DNOW Inc.	MarineMax, Inc.	Trinity Industries*
DXP Enterprises*	McGrath RentCorp*

* Peer company used to benchmark pay magnitude (in addition to determining pay practices).

Say on Pay Vote on Executive Compensation

At the 2025 Annual Meeting of Stockholders, we conducted our third say on pay vote and 98% of our voting stockholders approved the compensation of our named executive officers in the non-binding advisory vote. The Compensation Committee viewed the results of our 2025 Say on Pay vote as an affirmation by our stockholders of the Company’s executive compensation program. Because we value the opinions of our stockholders, our Board and the Compensation Committee considers outcomes of our annual say on pay vote, as well as feedback received throughout the year, when making compensation decisions for our named executive officers.

Overview of Components of Compensation

As described previously, compensation for our named executive officers consists of three elements: base salary, annual cash incentive compensation and equity-based awards.

➢
The first component of our named executive officers’ compensation is base salary, which is intended to secure the services of each executive and compensate them for their functional roles and responsibilities. Our compensation program generally provides for a modest base salary in order to compensate our executives more robustly using incentive-based compensation aligned with our stockholders described below.
➢
The second component of our named executive officers’ compensation is an annual cash incentive opportunity, which is based upon a combination of Company and individual performance. These annual cash incentive opportunities are intended to link the pay of each named executive officer directly to the achievement of annual Company operating and/or other performance objectives. We believe this compensation component aligns the interests of our named executive officers with the interests of our stockholders in the pursuit of short- to medium-term performance that should create value for our stockholders.
➢
The third component of our named executive officers’ compensation is equity-based awards, which provide a long-term incentive component to the compensation packages of our named executive officers. The equity-based awards that we grant to our named executive officers align our named executive officers’ compensation to the interests of our investors and to each other, further reinforcing collaborative efforts for their mutual success. We believe that equity-based compensation also fosters a long-term commitment from our named executive officers to the Company and balances the shorter-term cash components of compensation that we provide.

Base Salary

We provide each named executive officer with a base salary for the services that the executive officer performs for us. This compensation component constitutes a stable element of compensation while other compensation elements are variable. Base salaries are reviewed annually and may be increased based on the individual performance of the named executive officer, Company performance, any change in the executive’s position within our business, the scope of their responsibilities and market data. During 2025, the Compensation Committee increased the base salaries of our named executive officers in light of market data from $662,002 to $875,000 for Mr. Greenawalt, from $437,621 to $500,000 for Mr. Colucci, from $275,000 to $340,000 for Mr. Brubaker, and from $400,000 to $432,000 for Mr. Hoover.

Annual Cash Incentive Program

We provide our named executive officers with the opportunity to share in our success through annual cash incentive awards under our annual cash incentive program (the “AIP”). The AIP provides our named executive officers with the opportunity to earn annual cash compensation in addition to their base salaries. The Compensation Committee is responsible for (i) setting annual objective performance targets, (ii) reviewing actual performance and (iii) determining the amount of compensation payable to each named executive officer.

2026 PROXY STATEMENT	25

The annual cash incentive awards earned under the AIP for fiscal 2025 performance represent the Company’s pay for performance philosophy, with payouts earned based on the achievement of performance targets described below. Under the AIP for fiscal 2025, each named executive officer’s annual target incentive opportunity was a percentage of their eligible base salary, with the target award set at a percentage of base salary (150% of base salary for Mr. Greenawalt, 135% of base salary for Mr. Colucci, 75% of base salary for Mr. Brubaker, and 65% of base salary for Mr. Hoover), the threshold award set at 50% of target and the maximum award level set at 200% of target.

The amount that each named executive officer was eligible to earn under the AIP was primarily based on objective Company performance measures, which, for fiscal 2025, were as follows:

•
Economic EBIT Yield (Weighted Percentage: 40%): A measure assessing the Company’s performance with respect to its return on invested capital.
•
Adjusted Pre-Tax Net Income (Weighted Percentage: 30%): A measure of the Company’s profitability.
•
Individual performance (Weighted Percentage: 30%): Individual performance goals established for each named executive officer, as further described below.

Shown below are the threshold, target and maximum performance goals, actual results and percentages earned with respect to each performance goal.

Performance Measure(1)	Threshold	Target	Maximum	Actual	Payout Percentage(2)

Economic EBIT Yield	10.0%	12.5%	15.0%	10.3%	55%
Adjusted Pre-Tax Net Income (loss) (in thousands)	$(29,500)	$(21,400)	$—	$(41,700)	0%

(1)
Economic EBIT Yield and Adjusted Pre-Tax Net Income are non-GAAP financial measures, information about which can be found in Appendix B to this proxy statement. Financial measures calculated for compensation purposes adjust for and remove the influence of any material acquisition activities occurring throughout the period, as targets were established exclusive of merger and acquisition activities.
(2)
Weighted payout percentages resulted in 22% for Economic EBIT Yield and 0% for Adjusted Pre-Tax Net Income.

Individual Performance. After reviewing the actual performance of the Company, the Compensation Committee also considered each named executive officer’s performance during the year against pre-established individual performance goals, including performance on leadership initiatives, stakeholder and investor relations, operational performance, and other business responsibilities. Specifically, in 2025 our named executive officers led the transformation to a more asset light business model including optimizing administrative expenses, divestitures of non-core portions of our business, reduction of both inventory and rental fleet, and continued to lead the design and implementation of a corporate-wide initiative that will result in the Company operating on a next generation ERP platform in 2027. Following the Compensation Committee’s consideration of the individual contributions in achieving successful 2025 Company financial results, the Compensation Committee determined that the payout percentage for the individual performance factor weighted at 30% that would be earned in 2025 for each of the named executive officers was 100%.

AIP Payouts for Fiscal 2025. Based on the performance results described above and factoring in the weighting for each performance measure, Mr. Greenawalt earned an AIP cash payout of $682,500 (based on the 52% performance factor earned), Mr. Colucci earned an AIP cash payout of $351,000 (based on the 52% performance factor earned), Mr. Brubaker earned an AIP cash payout of $132,600 (based on the 52% performance factor earned), and Mr. Hoover earned an AIP cash payout of $146,016 (based on the 52% performance factor earned).

Equity Incentive Awards

In fiscal 2025, similar to prior years, each of the named executive officers that were with the Company at the time of grant were granted equity awards under the Company’s 2020 Omnibus Incentive Plan (the “Equity Plan”). These awards are designed to align a portion of our named executive officers’ compensation with the interests of our stockholders and to build retention value by incentivizing our named executive officers to remain in our service.

RSU and PSU Grants in Fiscal 2025

In fiscal 2025, the Compensation Committee chose to use a mix of time-based RSUs and performance-based PSUs. RSUs are specifically designed to attract and retain executives, reward performance and align our executives’ interests with our stockholders by encouraging stock ownership. Performance-based PSUs, if earned based on the achievement of performance targets, are paid out in shares of our common stock over a multi-year vesting period to reward executives based on the Company’s performance, align our executives’ interests with our stockholders and promote retention over the vesting period.

The fiscal 2025 equity awards consisted of a time-based equity award and a performance-based equity award earned based on fiscal 2025 performance, followed by a time-based vesting period. On March 18, 2025, the Compensation Committee approved these grants of:

•
Time-based equity awards in the form of RSUs to each of our named executive officers (collectively, the “2025 Time-Based RSU Awards”) with a grant date of March 18, 2025. The 2025 Time-Based Awards, which consist of 143,487 RSUs for Mr. Greenawalt, 20,870 RSUs for Mr. Colucci, 14,192 RSUs for Mr. Brubaker, and 30,912 RSUs for Mr. Hoover, vest in equal installments over a three-year period on February 14, 2026, February 14, 2027, and February 14, 2028.

26

•
Performance-based equity awards in the form of PSUs to each of our named executive officers (collectively, the “2025 Performance-Based PSU Awards”). The 2025 Performance-Based Awards were earned based on Economic EBIT Yield and Adjusted Pre-Tax Net Income performance for fiscal 2025 and if earned, would vest in two equal installments during the subsequent two-year period. These awards are described further below.

2025 Performance-Based PSU Awards

With respect to the 2025 Performance-Based PSU Awards, on March 18, 2025 the Compensation Committee approved a target, threshold and maximum number of shares underlying the performance awards for each of our named executive officers as follows:

Name	Threshold (# of PSUs)	Target (# of PSUs)	Maximum (# of PSUs)

Ryan Greenawalt	145,662	291,324	582,648
Tony Colucci	21,187	42,374	84,748
Craig Brubaker	14,408	28,815	57,630
Jeffrey Hoover	31,382	62,763	125,526

The Compensation Committee established the threshold, target and maximum performance goals for the 2025 Performance-Based PSU Awards with respect to Economic EBIT Yield and Adjusted Pre-Tax Net Income (with each weighted at 50%), using the same goals as set forth above for the 2025 Annual Cash Incentive Program as set forth on page 26 above.

Following the end of the 2025 annual performance period, on February 27, 2026 the Compensation Committee met to certify the Company’s performance with respect to these 2025 performance goals and award the PSUs earned by each of our named executive officers for their 2025 Performance-Based PSU Awards as follows: 80,115 shares for Mr. Greenawalt, 11,654 shares for Mr. Colucci, 7,924 shares for Mr. Brubaker, and 17,261 shares for Mr. Hoover.

EQUITY GRANT PROCEDURES

The Company’s Compensation Committee approves equity awards for our NEOs on or before the date of grant, and it is the Committee’s general practice to approve annual equity awards in the first quarter of each year. On occasion, equity awards may be granted outside of our annual grant cycle for new hires, promotions, retention, or other purposes. Generally, the date of grant for equity awarded to our NEOs occurs when the Company has no material non-public information and the Company does not permit the timed disclosure of material non-public information for the purpose of affecting the value of executive compensation.

PERQUISITES

We provide perquisites and other personal benefits to our named executive officers that we and the Compensation Committee believe are reasonable and consistent with our overall compensation program to better enable us to attract and retain superior employees for key positions. Our perquisites in fiscal 2025 consisted of personal use of a Company owned vehicle and/or an automobile allowance. The Compensation Committee periodically reviews the perquisites that are provided to our executive officers to ensure that they are reasonable and that we remain competitive with comparable companies and are able to attract and retain highly qualified senior executives.

HEALTH AND RETIREMENT BENEFITS

We provide medical, dental, vision, life insurance and disability benefits to all eligible employees. Our named executive officers are eligible to participate in these benefits on the same basis as all other employees. We also provide, at our own expense, additional disability coverage to certain key employees, including Mr. Greenawalt, Mr. Colucci, Mr. Brubaker, and Mr. Hoover. We maintain a 401(k) savings plan that allows participants, including our named executive officers, to defer cash compensation up to the maximum deferral under applicable IRS guidelines. We offer a discretionary 401(k) matching contribution of $.50/$1.00 for each participant contribution, up to 7% of employee wages. Eligible employees begin to participate in benefits after completing 30 days of employment.

SEVERANCE

Please refer to the section titled “Potential Payments Upon Termination or Change in Control” for more information regarding applicable compensatory provisions related to a termination or change in control. The compensation and benefits ultimately awarded in connection with a separation are determined at the discretion of the Compensation Committee and may be based on the executive, their position, nature of the potential separation and such executive’s compliance with any applicable post-termination restrictive covenants.

2026 PROXY STATEMENT	27

Compensation Committee Report

The Compensation Committee has reviewed and discussed the following Compensation Discussion and Analysis with management. Based on its review and discussion with management, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into the Annual Report.

Submitted by the Compensation Committee.

Sidhartha Nair, Chair

Andrew Studdert

Daniel Shribman

SUMMARY COMPENSATION TABLE

The following table summarizes the compensation earned by each of our named executive officers for the fiscal years indicated.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)

Ryan Greenawalt,	2025	846,393	—	2,243,625	—	682,500	21,794	3,794,312
Chairman of the Board and CEO	2024	656,440	—	1,413,320	—	264,801	21,490	2,356,051
	2023	635,589	—	1,232,163	—	960,866	30,994	2,859,613
Anthony Colucci,	2025	500,997		326,339	—	351,000	19,647	1,197,983
CFO	2024	433,944	—	583,919	—	122,534	22,707	1,163,105
	2023	421,305	—	509,070	—	444,632	18,206	1,393,214
Craig Brubaker,	2025	334,077	—	221,916	—	132,600	33,585	722,178
COO	2024	270,546	—	146,781	—	82,500	21,985	521,812
	2023	257,379	—	124,407	—	291,032	13,392	686,210
Jeffrey Hoover	2025	439,261	—	483,363	—	146,016	28,037	1,096,678
CLO and General Counsel	2024	364,615	—	277,548	—	104,000	12,951	759,114

(1)
The amounts in this column reflect the named executive officer’s base salary earned during the fiscal year covered.
(2)
The amounts in this column represents the aggregate grant date fair value of stock awards during each of the years presented, computed in accordance with the Financial Accounting Standards Board Accounting Standards Codification (“FASB ASC”) Topic 718, without taking into account estimated forfeitures. The assumptions made when calculating the amounts are found in Note 13 “Stock-Based Compensation” to our Consolidated Financial Statements in Part II, Item 8 of our Annual Report on Form 10-K for the year ended December 31, 2025 filed with the SEC on February 26, 2026. For information about the equity we granted in fiscal 2025, see “Compensation Discussion and Analysis—Equity Incentive Awards—RSU and PSU Grants in Fiscal 2025.” With respect to the 2025 Performance-Based PSU Awards, the grant date fair value is reported based upon the probable outcome of conditions, which assumes the vesting of 100% of the PSUs granted. Assuming the highest level of performance is achieved (which would result in the vesting of 200% of the PSUs granted in 2025), the aggregate grant date fair value of the PSUs reflected in the table above would be $3,006,464 for Mr. Greenawalt, $437,300 for Mr. Colucci, $297,371 for Mr. Brubaker, and $647,714 for Mr. Hoover, respectively.
(3)
The amounts in this column for fiscal 2025 represent the named executive officer’s annual cash incentive compensation earned for performance during the fiscal year covered (the “2025 AIP”). For more information on the Company’s annual cash bonus determinations, see “Compensation Discussion and Analysis—Annual Cash Incentive Program”.
(4)
The amounts reported in the “All Other Compensation” column for fiscal 2025 reflect, for each named executive officer, 401(k) matching contributions, disability insurance and transportation related benefits (consisting of the personal use of a Company car or an automobile allowance).

28

GRANTS OF PLAN-BASED AWARDS IN FISCAL 2025

The following table provides information relating to awards granted under the AIP and time-based awards of our Common Stock granted during fiscal 2025.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of	Grant Date Fair Value of Stock
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Shares or Units (#)	and Option Awards ($)(4)

Ryan Greenawalt
2025 AIP(1)		$656,250	$1,312,500	$2,625,000

2025 Time-Based RSU Awards(2)	March 18, 2025							143,487	$740,393

2025 Performance-Based PSU Awards(3)	March 18, 2025				145,662	291,324	582,648		$1,503,232

Anthony Colucci
2025 AIP(1)		$337,500	$675,000	$1,350,000

2025 Time-Based RSU Awards(2)	March 18, 2025							20,870	$107,689

2025 Performance-Based PSU Awards(3)	March 18, 2025				21,187	42,374	84,748		$218,650

Craig Brubaker
2025 AIP(1)		$127,500	$255,000	$510,000

2025 Time-Based RSU Awards(2)	March 18, 2025							14,192	$73,231

2025 Performance-Based Awards(3)	March 18, 2025				14,408	28,815	57,630		$148,685
Jeffrey Hoover
2025 AIP(1)		$140,400	$280,800	$561,600

2025 Time-Based RSU Awards(2)	March 18, 2025							30,912	$159,506
.
2025 Performance-Based Awards(3)	March 18, 2025				31,382	62,763	125,526		$323,857

(1)
The amounts reported in these columns reflect the full year annual cash incentive award opportunity range under the AIP for fiscal 2025, the terms of which are summarized under “Compensation Discussion and Analysis—Annual Cash Incentive Program”.
(2)
Represents the 2025 Time-Based RSU Awards vesting in three equal installments on February 14, 2026, February 14, 2027, and February 14, 2028.
(3)
Represents the 2025 Performance-Based PSU Awards subject to achievement based on 2025 performance targets.
(4)
Based on the closing market price of the Company’s common stock on March 18, 2025 of $5.16.

NARRATIVE DISCLOSURE TO SUMMARY COMPENSATION TABLE AND GRANTS OF PLAN-BASED AWARDS TABLE

Terms of Equity Awards

As discussed under the heading “Compensation Discussion and Analysis—Equity Incentive Awards” above, and “Potential Payments Upon Termination or Change in Control” below, we granted the 2025 Time-Based RSU Awards in 2025 in accordance with the terms described therein.

2026 PROXY STATEMENT	29

OUTSTANDING EQUITY AWARDS AT 2025 FISCAL YEAR-END

The following table provides information regarding outstanding equity awards held by each of our named executive officers as of December 31, 2025.

	Option Awards					Stock Awards

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($) (7)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(7)

Ryan Greenawalt
2023 Time-Based RSU Awards(1)						8,552	39,339
2024 Time-Based RSU Awards(2)						25,804	118,698
2025 Time-Based RSU Awards(3)						143,487	660,040
2023 Performance-Based PSU Awards(4)						33,855	155,733
2024 Performance-Based PSU Awards(5)						—	—
2025 Performance-Based PSU Awards(6)						80,115	368,529
Tony Colucci
2023 Time-Based RSU Awards(1)						3,533	16,252
2024 Time-Based RSU Awards(2)						10,661	49,041
2025 Time-Based RSU Awards(3)						20,870	96,002
2023 Performance-Based PSU Awards(4)						13,988	64,345
2024 Performance-Based PSU Awards(5)						—	—
2025 Performance-Based PSU Awards(6)						11,654	53,608
Craig Brubaker
2023 Time-Based RSU Awards(1)						864	3,974
2024 Time-Based RSU Awards(2)						2,680	12,328
2025 Time-Based RSU Awards(3)						14,192	65,283
2023 Performance-Based PSU Awards(4)						3,418	15,723
2024 Performance-Based PSU Awards(5)						—	—
2025 Performance-Based PSU Awards(6)						7,924	36,450
Jeffrey Hoover
2024 Time-Based RSU Awards(2)						5,068	23,313
2025 Time-Based RSU Awards(3)						30,912	142,195
2024 Performance-Based PSU Awards(5)						—	—
2025 Performance-Based PSU Awards(6)						17,261	79,401

(1)
Represents the 2023 Time-Based RSU Awards vesting on February 14, 2026.
(2)
Represents the 2024 Time-Based RSU Awards vesting in two equal installments on February 14, 2026 and February 14, 2027.
(3)
Represents the 2025 Time-Based RSU Awards vesting in three equal installments on February 14, 2026, February 14, 2027, and February 14, 2028.
(4)
Represents the 2023 Performance-Based PSU Awards vesting on February 14, 2026.
(5)
Represents the 2024 Performance-Based PSU Awards vesting in two equal installments on February 14, 2026 and February 14, 2027.
(6)
Represents the 2025 Performance-Based PSU Awards vesting in two equal installments on February 14 2027, and February 14, 2028.
(7)
Based on the closing market price of the Company’s common stock on December 31, 2025 of $4.60.

30

STOCK VESTED IN FISCAL 2025

The following table provides information regarding the vesting of equity awards for each of our named executive officers during fiscal 2025.

	Stock Awards

Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting (1) ($)

Ryan Greenawalt	125,824	927,323
Anthony Colucci	52,268	385,215
Craig Brubaker	12,811	94,417
Jeffrey Hoover	2,533	18,668

(1)
Based on the closing market price of the Company’s common stock on the vesting date of $7.37.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The following summaries and table describe and quantify the potential payments and benefits that the Company would provide to our named executive officers in connection with their termination of employment and/or change in control. In determining amounts payable, we have assumed in all cases that the terms of the executive’s current equity award and any employment agreements with us were in effect on, and the termination of employment and/or change in control occurred on December 31, 2025.

Outstanding Equity Awards

Under the terms of our equity awards, upon termination of the named executive officer’s employment, any outstanding RSUs and PSUs shall be forfeited. Notwithstanding the foregoing, if the termination is due to death, disability or, if within two years after a change in control, the named executive officer is terminated without cause, then any outstanding RSUs and PSUs shall vest on the date of such termination.

Estimated Payments and Benefits Upon Termination

The following table describes the potential benefits that would have been payable to our currently employed named executive officers under existing plans and contractual arrangements assuming a termination or change of control occurred on December 31, 2025, the last business day of fiscal 2025. The amounts shown in the table do not include payments and benefits to the extent they are provided generally to all salaried employees upon termination of employment and do not discriminate in scope, terms or operation in favor of the named executive officers.

Name	Payment Element*	Death or Disability($)	Termination Without Cause following Change in Control ($)	Termination Without Cause or Good Reason ($)

Ryan Greenawalt	Acceleration of Equity Awards	1,342,340	1,342,340	—
Anthony Colucci	Acceleration of Equity Awards	279,248	279,248	—
Craig Brubaker	Acceleration of Equity Awards	133,759	133,759	—
Jeffrey Hoover	Acceleration of Equity Awards	244,909	244,909	—

* Based on closing market price of the Company’s common stock on December 31, 2025 of $4.60.

2026 PROXY STATEMENT	31

Director Compensation

Our Compensation Committee reviews and makes recommendations to the Board regarding our director compensation program in accordance with its charter. As part of its review, the Compensation Committee considers various factors, including the skills and time commitment required of the Company’s directors and the compensation practices of the boards of directors of relevant peer companies and the general market. The Compensation Committee’s independent compensation consultant, FW Cook, advises the Compensation Committee with respect to director compensation.

The objectives of the Compensation Committee are to compensate directors in a manner that closely aligns the interests of directors with those of our shareholders, to attract and retain highly qualified directors and to structure and set total compensation in such a manner and at such levels that will not call into question any director’s objectivity. It is the Board’s practice to provide a mix of cash and equity-based compensation to non-employee directors, as discussed below.

Elements of Director Compensation Program

Our non-employee director compensation program provides for the following:

•
Annual cash fee of $80,000 for fiscal 2025, paid in four installments of $20,000 as fees related to their service on our Board.
•
The Chairpersons of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee receive supplemental annual cash fees of $25,000, $20,000, and $20,000, respectively. Non-chairperson members of Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee receive supplemental annual cash fees of $10,00, $7,500, and $5,250, respectively. Payment of the fees for serving as a committee member is also made in cash in four equal installments.
•
Non-employee directors receive annual grants of RSUs at the time of the Annual Stockholder Meeting with an award value of $100,000. Subject to a director’s election to defer the receipt of RSUs (and associated accrued dividends) to the director’s termination of service as a director, the RSU for any year shall vest 1/12th each month and fully vest on the date of the annual meeting of the Company’s stockholders in the following year. The number of RSUs to be issued is determined by dividing (x) $100,000, by (y) the volume weighted-average closing price for the Company’s common stock for the 20 trading days preceding the date of issuance. Subject to director’s election to defer, dividends accrue and are paid in cash with respect to vested RSUs following the end of any calendar quarter during which dividends are paid on outstanding shares of our common stock.

The following table sets forth the total compensation earned by each member of our Board during the year ended December 31, 2025:

Name	Fee Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)

Daniel Shribman	85,000	96,055	181,055
Sidhartha Nair	102,500	96,055	198,555
Andrew Studdert	110,000	96,055	206,055
Katherine E. White	102,500	96,055	198,555
Colin Wilson	84,375	137,912	222,287

(1)
Represents the aggregate grant date fair value of stock awards during fiscal 2025 computed in accordance with FASB ASC Topic 718, without taking into account estimated forfeitures. The assumptions made when calculating the amounts are found in Note 13 “Stock Based Compensation” to our Consolidated Financial Statements in Part II, Item 8 of our Annual Report on Form 10-K for the year ended December 31, 2025. In addition, Mr. Shribman, Mr. Studdert, and Ms. White accrued $5,367,Mr. Nair accrued $1,549, and Mr. Wilson did not accrue dividend equivalents for shares vested for the year ended December 31, 2025.

The following table provides a summary of the aggregate number of unvested RSUs outstanding and vested deferred awards for each of our non-employee directors as of December 31, 2025.

Name	Unvested RSUs Outstanding (as of December 31, 2025) (#)	Vested Deferred Awards (as of December 31, 2025) (#)

Daniel Shribman	8,425	58,876
Nair, Sidhartha	8,425	25,381
Andrew Studdert	8,425	48,765
Katherine E. White	8,425	58,876
Colin Wilson	8,425	20,609

32

Transactions With Related Persons

POLICIES AND PROCEDURES FOR RELATED PERSON TRANSACTIONS

The Company has a written Related Person Transaction Policy to assist it in reviewing, approving and ratifying related person transactions. This Related Person Transaction Policy supplements our other policies that may apply to transactions with related persons, such as our Governance Guidelines and Code of Business Conduct and Ethics. Pursuant to the policy, our Audit Committee approves (or ratifies when pre-approval is not feasible) all related person transactions, as defined in the Related Person Transaction Policy. Under the policy, in determining whether or not to approve a Related Party Transaction, the Audit Committee considers (a) the relevant facts and circumstances of the transaction, including if the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third-party, (b) the extent of the Related Party’s interest in the transaction, (c) whether the transaction contravenes the Company’s Code of Business Conduct and Ethics or other policies, (d) whether the relationship underlying the transaction is believed to be in the best interests of the Company and its stockholders and (e) if such Related Party is a director or his or her family member, the effect that the transaction may have on the director’s status as an independent member of the Board and eligibility to serve on committees of the Board pursuant to SEC and NYSE rules.

Related Person Transactions

Lease Agreement

During fiscal 2025, the Company was party to a lease agreement involving a real estate entity owned in part by a related person under SEC rules. The Property Lease Agreement dated March 20, 2015, was entered into between LMG Holdings, L.L.C., an entity which is controlled by Ryan Greenawalt’s mother, Lucia Greenawalt, and Alta Industrial Equipment Company, L.L.C. The monthly rent is $10,000, subject to adjustment from time to time as set forth in the lease, and for fiscal year 2025, a total of $120,000 rent was paid under the lease. The leased property is located in South Bend, Indiana and the parties believe the lease amount and other terms of the lease are comparable to similar commercial leases in the same geographic area.

OneH2 Transactions

Our CEO and CFO collectively own an indirect, non-controlling minority interest in OneH2, Inc. (“OneH2”), which they each acquired through various transactions that took place in early 2018 and prior. Our CEO is on the Board of Directors of OneH2. OneH2 is a privately held company that produces and delivers hydrogen fuel to end users and manufactures modular hydrogen plants and related equipment. The Company purchased $0.6 million, $1.6 million and $0.4 million of hydrogen fuel from OneH2 for the years ended December 31, 2025, 2024 and 2023, respectively. To date, the Company has paid OneH2 $5.3 million to build and commercialize a hydrogen production plant for the Company.

2026 PROXY STATEMENT	33

Pay Ratio

In accordance with SEC rules, we are providing the ratio of the annual total compensation of our CEO to the annual total compensation of our median employee. The 2025 annual total compensation of our CEO is $3,794,312, the 2025 annual total compensation of our median compensated employee is $76,376, and the ratio of these amounts is 50 to 1. For the purpose of identifying our median compensated employee, we used our global employee population as of December 31, 2025 and total cash compensation as our consistently applied compensation measure. In this context, total cash compensation means the total amount of cash earned by employees during fiscal 2025, which we annualized for all permanent employees who did not work for the entire year.

Our pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on the methodology described herein. Because the SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates, and assumptions in calculating their own pay ratios.

34

Pay versus Performance

The following table provides information required by Item 402(v) of Regulation S-K. For information regarding the Company’s pay-for-performance philosophy and how the Company aligns executive compensation with the Company’s performance, see “Executive Compensation – Compensation Discussion and Analysis.”

			Average Summary Compensation	Average Compensation Actually Paid to	Value of Initial Fixed $100 Investment Based On: (4)
Year	Summary Compensation Table Total for PEO(1)	Compensation Actually Paid to PEO(3)	Table Total for non-PEO Named Executive Officers(2)	non-PEO Named Executive Officers(3)	Total Shareholder Return	Peer Group Total Shareholder Return(5)	Net (Loss) Income	Economic EBIT Yield(6)

2025	3,794,312	2,571,883	1,005,613	815,570	$50.03	$125.65	($80.3 million)	10.3%
2024	2,356,051	210,331	814,677	267,133	$69.85	$137.00	($62.1 million)	8.9%
2023	2,859,613	2,910,906	1,039,712	1,119,076	$128.35	$144.05	$8.9 million	15.5%
2022	3,533,534	4,349,809	1,237,690	1,343,677	$134.68	$131.22	$9.3 million	15.3%
2021	1,490,015	1,574,706	972,945	1,249,779	$148.18	$142.28	($20.8 million)	12.1%

(1) Ryan Greenawalt was our CEO for the years presented.

(2) Other named executive officers consisted of Anthony Colucci, Craig Brubaker, and Jeffrey Hoover for fiscal 2025 and 2024; Anthony Colucci and Craig Brubaker for fiscal 2023 and 2022; and Anthony Colucci for fiscal 2021.

(3) Compensation “actually paid” is calculated in accordance with Item 402(v) of Regulation S-K. The tables below sets forth each adjustment made during each year presented in the table to calculate the compensation “actually paid” to our NEOs during each year in the table:

	2025		2024		2023		2022		2021

Adjustments to Determine Compensation “Actually Paid”	PEO	Other NEOs	PEO	Other NEOs	PEO	Other NEO	PEO	Other NEO	PEO	Other NEO

Summary Compensation Table Amounts (Average Amounts for Other NEOs)	3,794,312	1,005,613	2,356,051	814,677	2,859,613	1,039,712	3,533,534	1,237,690	1,490,015	972,945

Deduction for amounts reported under the “Stock Awards” column in the Summary Compensation Table	(2,243,625)	(343,873)	(1,413,320)	(336,083)	(1,232,163)	(316,738)	(1,786,644)	(454,060)	(395,882)	(154,645)

Increase for fair value of awards granted during covered year that remain outstanding as of the end of the covered year end	1,041,315	159,600	259,749	61,768	1,170,878	300,984	2,651,305	643,623	480,573	187,729

Increase/(deduction) for change in fair value from prior year-end to covered year-end for all awards granted in a fiscal year prior to the covered fiscal year that were outstanding unvested at the end of the covered fiscal year	(124,553)	(24,476)	(870,159)	(224,674)	(103,552)	(36,150)	-29237	(50,501)	N/A	232,050

Increase/(deduction) for change in fair value from prior year-end to vesting date of awards granted prior to covered year that vested during covered year	104,434	18,706	(121,989)	(48,555)	216,130	131,268	-19149	(33,075)	N/A	11,700

Deduction of fair value of awards granted prior to covered year that were forfeited during covered year	—	—	—	—	—	—	—	—	—	—

Increase based upon incremental fair value of awards modified during year	—	—	—	—	—	—	—	—	—	—

Increase based on dividends or other earnings paid during covered year, prior to vesting date of award	—	—	—	—	—	—	—	—	—	—

Compensation Actually Paid	2,571,883	815,570	210,331	267,133	2,910,906	1,119,076	4,349,809	1,343,677	1,574,706	1,249,779

(4)
Assumes $100 invested in our common shares on January 1, 2021, and reinvestment of all dividends.
(5)
The 2025 peer group used by the Company for purposes of its compensation disclosure, as set forth in the Compensation Discussion & Analysis section, consists of the following companies: MRC Global Inc.; Herc Holdings Inc.; BlueLinx Holdings Inc.; Trinity Industries, Inc; MarineMax, Inc.; DNOW Inc.; The Manitowoc Company, Inc.; Titan Machinery Inc.; Custom Truck One Source, Inc.; OneWater Marine Inc.; DXP Enterprises, Inc.; H&E Equipment Services, Inc; Astec Industries, Inc.; Monro, Inc.; Global Industrial Company; America’s Car-Mart, Inc.; and McGrath RentCorp. The peer groups used to calculate Peer Group Total Shareholder Return in prior years are disclosed in our 2025 and 2024 proxy statements.
(6)
Economic EBIT Yield is a measure assessing the Company’s performance with respect to its return on invested capital. For more information regarding Economic EBIT Yield, see Appendix B.

2026 PROXY STATEMENT	35

Relationship Between “Compensation Actually Paid” and Performance

•
Relationship Between Compensation Actually Paid to our PEO and the Average of the Compensation Actually Paid to the Other NEOs and the Company’s Cumulative TSR. From 2021 to 2025, the compensation actually paid to our PEO and the average of the compensation actually paid to the Other NEOs increased by 63% and decreased 35%, respectively, compared to a:
•
50% decrease in our TSR over the same time period
•
286% decrease in our Net (Loss) Income over the same time period
•
15% decrease in our Economic EBIT Yield over the same time period.
•
Relationship Between the Company’s TSR and the Peer Group TSR. The TSR for the peer group disclosed in the table above increased by 26% from January 1, 2021 to December 31, 2025 as compared to the Company’s TSR, which decreased by 50% over the same time period.

Tabular List of Most Important Financial Performance Measures

The following is a list of the financial performance measures that we believe are the most important financial performance measures used to link NEO compensation to company performance. For more information, see “Executive Compensation – Compensation Discussion & Analysis” in this proxy statement. Although we do not in practice use any performance measures to link compensation “actually paid” (as calculated herein) to company performance, we are providing this list in accordance with Item 402(v) of Regulation S-K to provide information on performance measures used by the Compensation Committee to determine NEO compensation.

•
Economic EBIT Yield
•
Adjusted Pre-Tax Net Income

Equity Compensation Plan Information

The following table summarizes share and exercise price information about the Company’s equity compensation plans as of December 31, 2025.

	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(2)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights(3)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans

Equity Compensation plans approved by security holders(1)	927,836	—	2,407,237

(1)
 Relates only to the Company’s 2020 Omnibus Incentive Plan.
(2)
 Includes 465,919 unvested RSUs, 249,410 unvested PSUs, and 212,507 vested but unissued RSUs.
(3)
 The RSUs and PSUs were granted without consideration. The weighted-average stock trading price at the time of the grants was $9.70.

The Company’s 2020 Omnibus Incentive Plan adopted in 2020 enables the Company to grant stock options, stock appreciation rights, restricted stock, restricted stock units, unrestricted stock, other share based awards and cash awards to directors, employees and consultants to improve the ability of the Company to attract, retain, and motivate individuals upon whom the Company’s sustained growth and financial success depend.

Other Matters

We know of no other business that will be presented at the Annual Meeting. If any other matter properly comes before the stockholders for a vote at the Annual Meeting, however, the proxy holders will vote your shares in accordance with their best judgment. This discretionary authority is granted by the execution of the form of proxy.

36

Other Information

HOUSEHOLDING OF PROXIES

SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements with respect to two or more stockholders sharing the same address by delivering a single annual report and proxy statement or a single notice of internet availability of proxy materials addressed to those stockholders. This process, which is commonly referred to as “householding,” can reduce the volume of duplicate information received at households. While the Company does not household, a number of brokerage firms with account holders have instituted householding. Once a stockholder has consented or receives notice from his or her broker that the broker will be householding materials to the stockholder’s address, householding will continue until the stockholder is notified otherwise or until one or more of the stockholders revokes his or her consent. If your Notice of Internet Availability of Proxy Materials or your annual report and proxy statement, as applicable, have been househeld and you wish to receive separate copies of these documents now and/or in the future, or if your household is receiving multiple copies of these documents and you wish to request that future deliveries be limited to a single copy, you may notify your broker. You can also request and we will promptly deliver a separate copy of the Notice of Internet Availability or the Proxy Materials by writing or calling us: Alta Equipment Group Inc., 13211 Merriman Road, Livonia, Michigan 48150, telephone (248) 449-6700.

ADDITIONAL FILINGS

The Company’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and all amendments to those reports are available without charge through the Company’s website, www.altg.com, as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The content of our website, however, is not part of this Proxy Statement.

You may request a copy of our SEC filings, as well as the foregoing corporate documents, at no cost to you, by writing to the Company address appearing in this Proxy Statement or by calling us at (248) 449-6700.

STOCKHOLDER PROPOSALS FOR THE 2027 ANNUAL MEETING OF STOCKHOLDERS

Stockholders of the Company may submit proposals that they believe should be voted upon at the Company’s annual meeting of stockholders. Pursuant to Rule 14a-8 under the Exchange Act, stockholder proposals that satisfy certain requirements may be eligible for inclusion in the Company’s proxy statement for the Company’s 2027 Annual Meeting of Stockholders (the “2027 Proxy Statement”). To be eligible for inclusion in the 2027 Proxy Statement, any such stockholder proposals must be submitted in writing to the Secretary of the Company no later than December 16, 2026, in addition to complying with the rules and regulations promulgated by the SEC. The submission of a stockholder proposal does not guarantee that it will be included in the 2027 Proxy Statement.

Alternatively, stockholders seeking to present a stockholder proposal or nomination at the Company’s 2027 Annual Meeting of Stockholders without having it included in the 2027 Proxy Statement must timely submit notice of such proposal or nomination in accordance with our Bylaws. To be timely, a stockholder’s notice must be received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the 90th day nor earlier than the close of business on the 120th day before the first anniversary of the 2026 Annual Meeting of Stockholders, unless the date of the 2027 Annual Meeting of Stockholders is advanced by more than 30 days or delayed by more than 70 days from the anniversary of the 2026 Annual Meeting of Stockholders. For the Company’s 2027 Annual Meeting of Stockholders, this means that any such proposal or nomination must be submitted no earlier than January 29, 2027 and no later than February 28, 2027. If the date of the 2027 Annual Meeting of Stockholders is advanced by more than 30 days or delayed by more than 70 days from the anniversary of the 2026 Annual Meeting of Stockholders, the stockholder must submit any such proposal or nomination no earlier than the close of business on the 120th day prior to the 2027 Annual Meeting of Stockholders and not later than the later of the close of business on the 90th day prior to the 2027 Annual Meeting of Stockholders or the close of business on the 10th day following the day on which public announcement of the date of the Annual Meeting of Stockholders is first made by the Company.

In order for stockholders to give timely notice of nominations for directors, other than those nominated by the Company, for inclusion on a universal proxy card in connection with the 2027 Annual Meeting, notice must be submitted by the same deadline as set forth above in accordance with our Bylaws and must include all of the information required by our Bylaws and by Rule 14a-19(b)(2) and Rule 14a-19(b)(3) under the Exchange Act.

Notices of any proposals or nominations for the Company’s 2027 Annual Meeting of Stockholders should be sent to Alta Equipment Group Inc., Secretary, 13211 Merriman Road, Livonia, Michigan 48150.

2026 PROXY STATEMENT	37

Appendix A

ALTA EQUIPMENT GROUP, INC.

2020 Omnibus Incentive PLAN, AS AMENDED

ALTA EQUIPMENT GROUP INC.

2020 OMNIBUS INCENTIVE PLAN

(as amended)

Section 1.
General.

The name of the Plan is the Alta Equipment Group Inc. 2020 Omnibus Incentive Plan (the “Plan”). The Plan intends to: (i) encourage the profitability and growth of the Company through short-term and long-term incentives that are consistent with the Company’s objectives; (ii) give Participants an incentive for individual performance; (iii) promote teamwork among Participants; and (iv) give the Company an advantage in attracting and retaining key Employees, Directors, and Consultants. To accomplish such purposes, the Plan provides that the Company may grant Options, Stock Appreciation Rights, Restricted Shares, Restricted Stock Units, Performance-Based Awards (including performance-based Restricted Shares and Restricted Stock Units), Other Stock‑Based Awards, Other Cash-Based Awards or any combination of the foregoing.

Section 2.
Definitions.

For purposes of the Plan, the following terms shall be defined as set forth below:

(a)
“Administrator” means the Board, or, if and to the extent the Board does not administer the Plan, the Committee appointed by the Board to administer the Plan in accordance with Section 3 of the Plan.
(b)
“Affiliate” means a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified. An entity shall be deemed an Affiliate of the Company for purposes of this definition only for such periods as the requisite ownership or control relationship is maintained.
(c)
“Amendment Effective Date” means the date upon which the First Amendment to the Plan dated April 10, 2026 is approved by the Company’s stockholders.
(d)
~~(c)~~ “Automatic Exercise Date” means, with respect to an Option or a Stock Appreciation Right, the last business day of the applicable term of the Option pursuant to Section 7(d) or the Stock Appreciation Right pursuant to Section 8(g).
(e)
~~(d)~~ “Award” means any Option, Stock Appreciation Right, Restricted Share, Restricted Stock Unit, Performance-Based Award, Other Stock‑Based Award, or Other Cash-Based Award granted under the Plan.
(f)
~~(e)~~ “Award Agreement” means any agreement, contract, or other instrument or document evidencing an Award. Evidence of an Award may be in written or electronic form, may be limited to notation on the books and records of the Company and, with the approval of the Administrator, need not be signed by a representative of the Company or a Participant. Any Shares that become deliverable to the Participant pursuant to the Plan may be issued in certificate form in the name of the Participant or in book-entry form in the name of the Participant.
(g)
~~(f)~~ “Bylaws” means the bylaws of the Company, as may be amended and/or restated from time to time.
(h)
~~(g)~~ “Beneficial Owner” (or any variant thereof) has the meaning defined in Rule 13d-3 under the Exchange Act.
(i)
~~(h)~~ “Board” means the Board of Directors of the Company.
(j)
~~(i)~~ “Cause” shall have the meaning assigned to such term in any Company or Affiliate employment, severance, or similar agreement or Award Agreement with the Participant or, if no such agreement exists or the agreement does not define “Cause,” Cause means (i) any conduct, action or behavior by a Participant, whether or not in connection with the Participant’s employment, including, without limitation, the commission of any felony or a lesser crime involving dishonesty, fraud, misappropriation, theft, wrongful taking of property, embezzlement, bribery, forgery, extortion or other crime of moral turpitude, that has or may reasonably be expected to have a material adverse effect on the reputation or business of the Company, its Subsidiaries and Affiliates or which results in gain or personal enrichment of the Participant to the detriment of the Company, its Subsidiaries and Affiliates; (ii) a governmental authority has prohibited the Participant from working or being affiliated with the Company, its Subsidiaries and

Affiliates or the business conducted thereby; (iii) the commission of any act by the Participant of gross negligence or malfeasance, or any willful violation of law, in each case, in connection with the Participant’s performance of his or her duties with the Company or any Affiliate thereof; (iv) performance of the Participant’s duties in an unsatisfactory manner, including the Participant’s violation of a written policy of the Company, its Subsidiaries or Affiliates, after a written warning and a ten (10) day opportunity to cure or failure to observe material policies generally applicable to employees after a written warning and a ten (10) day opportunity to cure; (v) breach of the Participant’s duty of loyalty to the Company Group; (vi) the Participant’s chronic absenteeism; (vii) the Participant’s substance abuse, illegal drug use, or habitual insobriety; or (viii) the Participant’s violation of obligations of confidentiality to any third party in the course of providing services to the Company, its Subsidiaries and Affiliates.
(k)
~~(j)~~ “Certificate of Incorporation” means the certificate of incorporation of the Company, as may be amended and/or restated from time to time.
(l)
~~(k)~~ “Change in Capitalization” means any (i) merger, consolidation, reclassification, recapitalization, spin-off, spin-out, repurchase or other reorganization or corporate transaction or event, (ii) extraordinary dividend (whether in the form of cash, Common Stock or other property), stock split or reverse stock split, (iii) combination or exchange of shares, (iv) other change in corporate structure, or (v) payment of any other distribution, which, in any such case, the Administrator determines, in its sole discretion, affects the Shares such that an adjustment pursuant to Section 5 of the Plan is appropriate.
(m)
~~(l)~~ “Change in Control” shall be deemed to have occurred if an event set forth in any one of the following paragraphs shall have occurred following the Effective Date:
(i)
any Person, other than the Company or a trustee or other fiduciary holding securities under an employee benefit plan of the Company, becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (A) of paragraph (iii) below or any acquisition directly from the Company; or
(ii)
the following individuals cease for any reason to constitute a majority of the number of Directors then serving on the Board: individuals who, during any period of two (2) consecutive years, constitute the Board and any new Director (other than a Director whose initial assumption of office is in connection with an actual or threatened election contest, including, but not limited to, a consent solicitation, relating to the election of Directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the Directors then still in office who either were Directors at the beginning of the two (2) year period or whose appointment, election or nomination for election was previously so approved or recommended; or
(iii)
there is consummated a merger or consolidation of the Company or any Affiliate thereof with any other corporation, other than a merger or consolidation (A) that results in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the combined voting power of the voting securities of the Company (or such surviving entity or, if the Company or the entity surviving such merger is then a subsidiary, the ultimate parent thereof) outstanding immediately after such merger or consolidation, and (B) immediately following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the Board of the entity surviving such merger or consolidation or, if the Company or the entity surviving such merger is then a subsidiary, the ultimate parent thereof; or
(iv)
the consummation of a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than (A) a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least fifty percent (50%) of the combined voting power of the voting securities of which are owned directly or indirectly by stockholders of the Company following the completion of such transaction in substantially the same proportions as their ownership of the Company immediately prior to such sale or (B) a sale or disposition of all or substantially all of the Company’s assets immediately following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the board of directors of the entity to which such assets are sold or disposed or, if such entity is a subsidiary, the ultimate parent thereof.

For each Award that constitutes deferred compensation under Code Section 409A, a Change in Control (where applicable) shall be deemed to have occurred under the Plan with respect to such Award only if a change in the ownership or effective control of the Company or a change in ownership of a substantial portion of the assets of the Company shall also constitute a “change in control event” under Code Section 409A.

Notwithstanding the foregoing, a “Change in Control” shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the holders of Common Stock immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.

(n)
~~(m)~~ “Change in Control Price” shall have the meaning set forth in Section 12 of the Plan.
(o)
~~(n)~~ “Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto. Any reference in the Plan to any section of the Code shall be deemed to include any regulations or other interpretative guidance under such section, and any amendments or successor provisions to such section, regulations or guidance.
(p)
~~(o)~~ “Committee” means the Board, or any committee or subcommittee the Board may appoint to administer the Plan. Subject to the discretion of the Board, the Committee shall be composed entirely of individuals who meet the qualifications of a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act and any other qualifications required by the applicable stock exchange on which the Common Stock is traded. If at any time or to any extent the Board shall not administer the Plan, then the functions of the Administrator specified in the Plan shall be exercised by the Committee. Except as otherwise provided in the Company’s Certificate of Incorporation or Bylaws, or any charter establishing the Committee, any action of the Committee with respect to the administration of the Plan shall be taken by a majority vote at a meeting at which a quorum is duly constituted or unanimous written consent of the Committee’s members.
(q)
~~(p)~~ “Common Stock” means the common stock, par value $0.0001 per share, of the Company.
(r)
~~(q)~~ “Company” means Alta Equipment Group Inc., a Delaware corporation (or any successor corporation, except as the term “Company” is used in the definition of “Change in Control” above).
(s)
~~(r)~~ “Consultant” means any consultant or independent contractor of the Company or an Affiliate thereof, in each case, who is not an Employee, Executive Officer, or non-employee Director.
(t)
~~(s)~~ “Disability” shall have the meaning assigned to such term in any individual employment, severance or similar agreement or Award Agreement with the Participant or, if no such agreement exists or the agreement does not define “Disability,” Disability means, with respect to any Participant, that such Participant (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering Employees of the Company or an Affiliate thereof.
(u)
~~(t)~~ “Director” means any individual who is a member of the Board on or after the Effective Date.
(v)
~~(u)~~ “Effective Date” shall have the meaning set forth in Section 19 of the Plan.
(w)
~~(v)~~ “Eligible Recipient” means: (i) an Employee; (ii) a non-employee Director; or (iii) a Consultant, in each case, who has been selected as an Eligible Recipient under the Plan by the Administrator. Notwithstanding the foregoing, to the extent required to avoid the imposition of additional taxes under Code Section 409A, “Eligible Recipient” means: (1) an Employee; (2) a non-employee Director; or (3) a Consultant, in each case, of the Company or any Affiliate thereof, who has been selected as an Eligible Recipient under the Plan by the Administrator.
(x)
~~(w)~~ “Employee” shall mean an employee of the Company or an Affiliate thereof, as described in Treasury Regulation Section 1.421-1(h), including an Executive Officer or Director who is also treated as an employee.
(y)
~~(x)~~ “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.
(z)
~~(y)~~ “Executive Officer” means each Participant who is an executive officer (within the meaning of Rule 3b-7 under the Exchange Act) of the Company.
(aa)
~~(z)~~ “Exercise Price” means, with respect to any Award under which the holder may purchase Shares, the price per share at which a holder of such Award granted hereunder may purchase Shares issuable upon exercise of such Award.
(bb)
~~(aa)~~ “Fair Market Value” as of a particular date shall mean: (i) if the Common Stock is admitted to trading on a national securities exchange, the fair market value of a Share on any date shall be the closing sale price reported for such share on such exchange on such date or, if no sale was reported on such date, on the last day preceding such date on which a sale was reported; (ii) if the Shares are not then listed on a national securities exchange, the average of the highest reported bid and lowest reported asked prices for the Shares as reported by the National Association of Securities Dealers, Inc. Automated Quotations System or such other quotation system for the last preceding date on which there was a sale of such stock; or (iii) if the Shares are not then listed on a national securities exchange or traded in an over-the-counter market or the value of such Shares is not otherwise determinable, such value as determined by the Committee in good faith and in a manner not inconsistent with Code Section 409A.
(cc)
~~(bb)~~ “Free Standing Rights” shall have the meaning set forth in Section 8(a) of the Plan.
(dd)
~~(cc)~~ “Incentive Stock Option” means an Option that is intended to satisfy the requirements applicable to an “incentive stock option” described in Code Section 422.
(ee)
~~(dd)~~ “Nonqualified Stock Option” means an Option that is not intended to be an Incentive Stock Option.
(ff)
~~(ee)~~ “Option” means an option to purchase Shares granted pursuant to Section 7 of the Plan.
(gg)
~~(ff)~~ “Other Cash-Based Award” means a cash Award granted to a Participant under Section 11 of the Plan, including cash awarded as a bonus or upon the attainment of Performance Goals or otherwise as permitted under the Plan.
(hh)
~~(gg)~~ “Other Stock‑Based Award” means a right or other interest granted to a Participant under Section 11 of the Plan that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Class A Common Stock, including, but not limited to, unrestricted Shares or dividend equivalents, each of which may be subject to the attainment of Performance Goals or a period of continued employment or other terms or conditions as permitted under the Plan.
(ii)
~~(hh)~~ “Participant” means any Eligible Recipient selected by the Administrator, pursuant to the Administrator’s authority provided for in Section 3 of the Plan, to receive grants of Options, Stock Appreciation Rights, Restricted Shares, Restricted Stock Units, Performance-Based Awards, Other Stock‑Based Awards, Other Cash-Based Awards or any combination of the foregoing, and, upon his or her death, his or her successors, heirs, executors and administrators, as the case may be, solely with respect to any Awards outstanding at the date of the Eligible Recipient’s death.
(jj)
~~(ii)~~ “Performance-Based Award” means any Award granted under the Plan that is subject to one or more performance goals. Any dividends or dividend equivalents payable or credited to a Participant with respect to any unvested Performance-Based Award shall be subject to the same performance goals as the Shares or units underlying the Performance-Based Award.
(kk)
~~(jj)~~ “Performance Goals” means performance goals that may be based on one or more of the following criteria: (i) earnings before interest and taxes; (ii) earnings before interest, taxes, depreciation and amortization; (iii) net operating profit after tax; (iv) cash flow; (v) revenue; (vi) net revenues; (vii) sales; (viii) days sales outstanding; (ix) scrap rates; (x) income; (xi) net income; (xii) operating income; (xiii) net operating income; (xiv) operating margin; (xv) earnings; (xvi) earnings per share; (xvii) return on equity; (xviii) return on investment; (xix) return on capital; (xx) return on assets; (xxi) return on net assets; (xxii) total shareholder return; (xxiii) economic profit; (xxiv) market share; (xxv) appreciation in the fair market value, book value or other measure of value of the Company’s Common Stock; (xxvi) expense or cost control; (xxvii) working capital; (xxviii) volume or production; (xxix) new products; (xxx) customer satisfaction; (xxxi) brand development; (xxxii) employee retention or employee turnover; (xxxiii) employee satisfaction or engagement; (xxxiv) environmental, health or other safety goals; (xxxv) individual performance; (xxxvi) strategic objective milestones; (xxxvii) days inventory outstanding; and (xxxviii) any combination of, or as applicable, a specified increase or decrease in, any of the foregoing. Where applicable, the Performance Goals may be expressed in terms of attaining a specified level of the particular criteria or the attainment of a percentage increase or decrease in the particular criteria, and may be applied to one or more of the Company or an Affiliate thereof, or a division or strategic business unit of the Company, or may be applied to the performance of the Company relative to a market index, a group of other companies or a combination thereof, all as determined by the Committee. The Performance Goals may include a threshold level of performance below which no payment shall be made (or no vesting shall occur), levels of performance at which specified payments shall be made (or specified vesting shall occur), and a maximum level of performance above which no additional payment shall be made (or at which full vesting shall occur).
(ll)
~~(kk)~~ “Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any Affiliate thereof, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Affiliate thereof, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.
(mm)
~~(ll)~~ “Related Rights” shall have the meaning set forth in Section 8(a) of the Plan.

(nn)
~~(mm)~~ “Restricted Shares” means an Award of Shares granted pursuant to Section 9 of the Plan subject to certain restrictions that lapse at the end of a specified period or periods or the attainment of certain Performance Goals.
(oo)
~~(nn)~~ “Restricted Stock Unit” means a notional account established pursuant to an Award granted to a Participant, as described in Section 10 of the Plan, that is (i) valued solely by reference to Shares, (ii) subject to restrictions specified in the Award Agreement, and (iii) payable in cash or in Shares (as specified in the Award Agreement). The Restricted Stock Units awarded to the Participant will vest according to the time-based criteria or Performance Goals criteria specified in the Award Agreement.
(pp)
~~(oo)~~ “Restricted Period” means the period of time determined by the Administrator during which an Award or a portion thereof is subject to restrictions or, as applicable, the period of time within which performance is measured for purposes of determining whether an Award has been earned.
(qq)
~~(pp)~~ “Retirement” means a termination of a Participant’s employment, other than for Cause and other than by reason of death or Disability, on or after the attainment of age 65, or, in the case of a Participant with 10 or more years of service with the Company, its Subsidiaries or Affiliates, age 55.
(rr)
~~(qq)~~ “Rule 16b-3” shall have the meaning set forth in Section 3(a) of the Plan.
(ss)
~~(rr)~~ “Shares” means shares of Class A Common Stock of the Company, par value $0.0001 per share, reserved for issuance under the Plan, as adjusted pursuant to the Plan, and any successor (pursuant to a merger, consolidation or other reorganization) security.
(tt)
~~(ss)~~ “Stock Appreciation Right” means the right pursuant to an Award granted under Section 8 of the Plan to receive an amount equal to the excess, if any, of (i) the aggregate Fair Market Value, as of the date such Award or portion thereof is surrendered, of the Shares covered by such Award or such portion thereof, over (ii) the aggregate Exercise Price of such Award or such portion thereof.
(uu)
~~(tt)~~ “Substitute Award” shall mean an Award granted under the Plan upon the assumption of, or in substitution for, outstanding equity awards granted by a company or other entity in connection with a corporate transaction, such as a merger, combination, consolidation, or acquisition of property or stock; provided, however, that in no event shall the term “Substitute Award” be construed to refer to an award made in connection with the cancellation and repricing of an Option or Stock Appreciation Right.
Section 3.
Administration.
(a)
The Plan shall be administered by the Administrator and shall be administered in accordance with, to the extent applicable, Rule 16b-3 under the Exchange Act (“Rule 16b-3”).
(b)
Pursuant to the terms of the Plan, the Administrator, subject, in the case of any Committee, to any restrictions on the authority delegated to it by the Board, shall have the power and authority, without limitation:
(i)
to select those Eligible Recipients who shall be Participants;
(ii)
to determine whether and to what extent Options, Stock Appreciation Rights, Restricted Shares, Restricted Stock Units, Performance-Based Awards, Other Stock‑Based Awards, Other Cash-Based Awards or a combination of any of the foregoing, are to be granted hereunder to Participants;
(iii)
to determine the number of Shares to be covered by each Award granted hereunder;
(iv)
to determine the terms and conditions, not inconsistent with the terms of the Plan, of each Award granted hereunder, including, but not limited to, (A) the restrictions applicable to Restricted Shares and Restricted Stock Units and the conditions under which restrictions applicable to such Restricted Shares and Restricted Stock Units shall lapse, (B) the Performance Goals and periods applicable to Awards, if any, (C) the Exercise Price of each Award, (D) the vesting schedule applicable to each Award, (E) the number of Shares subject to each Award and (F) subject to the requirements of Code Section 409A (to the extent applicable), any amendments to the terms and conditions of outstanding Awards, including, but not limited to, extending the exercise period of such Awards and accelerating the vesting schedule of such Awards;
(v)
to determine the terms and conditions, not inconsistent with the terms of the Plan, which shall govern all written instruments evidencing Options, Stock Appreciation Rights, Restricted Shares, Restricted Stock Units or Other Stock‑Based Awards, Other Cash-Based Awards or any combination of the foregoing granted hereunder;

(vi)
to determine the Fair Market Value;
(vii)
to determine the duration and purpose of leaves of absence which may be granted to a Participant without constituting termination of the Participant’s employment for purposes of Awards granted under the Plan;
(viii)
to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable;
(ix)
to reconcile any inconsistency in, correct any defect in and/or supply any omission in the Plan, any Award Agreement or other instrument or agreement relating to the Plan or an Award granted under the Plan; and
(x)
to construe and interpret the terms and provisions of the Plan and any Award issued under the Plan (and any Award Agreement relating thereto), and to otherwise supervise the administration of the Plan and to exercise all powers and authorities either specifically granted under the Plan or necessary and advisable in the administration of the Plan.
(c)
The Administrator shall have the right, from time to time, to delegate to one or more officers of the Company the authority of the Administrator to grant and determine the terms and conditions of Awards granted under the Plan, subject to the requirements of state law and such other limitations as the Administrator shall determine. In no event shall any such delegation of authority be permitted with respect to Awards to any members of the Board or to any Eligible Recipient who is subject to Rule 16b-3 under the Exchange Act ~~or Section 162(m) of the Code~~. The Administrator shall also be permitted to delegate, to any appropriate officer or employee of the Company, responsibility for performing certain ministerial functions under the Plan. If the Administrator’s authority is delegated to officers or employees in accordance with the foregoing, all provisions of the Plan relating to the Administrator shall be interpreted in a manner consistent with the foregoing by treating any such reference as a reference to such officer or employee for such purpose. Any action undertaken in accordance with the Administrator’s delegation of authority hereunder shall have the same force and effect as if such action was undertaken directly by the Administrator and shall be deemed for all purposes of the Plan to have been taken by the Administrator.
(d)
All decisions made by the Administrator pursuant to the provisions of the Plan shall be final, conclusive, and binding on all persons, including the Company and the Participants. No member of the Board or the Committee, or any officer or employee of the Company or any Affiliate thereof acting on behalf of the Board or the Committee, shall be personally liable for any action, omission, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Board or the Committee and each and any officer or employee of the Company and of any Affiliate thereof acting on their behalf shall, to the maximum extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, omission, determination or interpretation.
Section 4.
Shares Reserved for Issuance Under the Plan.
(a)
Subject to Section 5 of the Plan, the number of Shares that are reserved and available for issuance pursuant to Awards granted under the Plan is ~~3,468,000~~hereby increased by 2,688,238 shares of Class A Common Stock to 6,156,238 shares of Class A Common Stock. Immediately prior to the Amendment Effective Date, 564,979 shares of Class A Common Stock remained available for future Awards and immediately following the Amendment Effective Date, 3,253,217 shares of Class A Common Stock will be available for future Awards under the Plan. The maximum number of Shares that may be issued pursuant to Options intended to be Incentive Stock Options is 2,583,000 shares of Class A Common Stock.
(b)
Notwithstanding the foregoing, the maximum number of Shares subject to Awards granted during any fiscal year to any non-employee Director, when taken together with any cash fees paid to such non-employee Director during the fiscal year in respect of his or her service as a Director, shall not exceed $400,000 in total value (calculating the value of any such Awards based on the grant date Fair Market Value of such Awards for financial reporting purposes).
(c)
Shares issued under the Plan may, in whole or in part, be authorized but unissued Shares or Shares that shall have been or may be reacquired by the Company in the open market, in private transactions or otherwise. Any Shares subject to an Award under the Plan that, after the Effective Date, are forfeited, canceled, settled or otherwise terminated without a distribution of Shares to a Participant will thereafter be deemed to be available for Awards. In applying the immediately preceding sentence, if (i) Shares otherwise issuable or issued in respect of, or as part of, any Award are withheld to cover taxes, such Shares shall be treated as having been issued under the Plan and shall not again be available for issuance under the Plan, (ii) Shares otherwise issuable or issued in respect of, or as part of, any Award of Options or Stock Appreciation Rights are withheld to cover the Exercise Price, such Shares shall be treated as having been issued under the Plan and shall not be available for issuance under the Plan, and (iii) any Stock-settled Stock Appreciation Rights are exercised, the aggregate number of Shares subject to such Stock Appreciation Rights shall be deemed issued under the Plan and shall not be available for issuance under the Plan.

(d)
Substitute Awards shall not reduce the Shares authorized for grant under the Plan. In the event that a company acquired by the Company or any Affiliate or with which the Company or any Affiliate combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan; provided that Awards using such available Shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not employed by or providing services to the Company or its Affiliates immediately prior to such acquisition or combination.
Section 5.
Equitable Adjustments.

In the event of any Change in Capitalization, an equitable substitution or proportionate adjustment shall be made, in each case, as may be determined by the Administrator, in its sole discretion, in (i) the aggregate number of Shares reserved for issuance under the Plan and the maximum number of Shares that may be subject to Awards granted to any Participant in any calendar or fiscal year, (ii) the kind, number and Exercise Price subject to outstanding Options and Stock Appreciation Rights granted under the Plan, provided, however, that any such substitution or adjustment with respect to Options and Stock Appreciation Rights shall occur in accordance with the requirements of Code Section 409A, and (iii) the kind, number and purchase price of Shares subject to outstanding Restricted Shares or Other Stock‑Based Awards granted under the Plan, in each case as may be determined by the Administrator, in its sole discretion; provided, however, that any fractional Shares resulting from the adjustment shall be eliminated. Such other equitable substitutions or adjustments shall be made as may be determined by the Administrator, in its sole discretion. Without limiting the generality of the foregoing, in connection with a Change in Capitalization, the Administrator may provide, in its sole discretion, for the cancellation of any outstanding Award granted hereunder in exchange for payment in cash or other property having an aggregate Fair Market Value of the Shares covered by such Award, reduced by the aggregate Exercise Price or purchase price thereof, if any. Notwithstanding anything contained in the Plan to the contrary, any adjustment with respect to an Incentive Stock Option due to an adjustment or substitution described in this Section 5 shall comply with the rules of Code Section 424(a), and in no event shall any adjustment be made which would render any Incentive Stock Option granted hereunder to be disqualified as an incentive stock option for purposes of Code Section 422. The Administrator’s determinations pursuant to this Section 5 shall be final, binding and conclusive.

Section 6.
Eligibility.

The Participants under the Plan shall be selected from time to time by the Administrator, in its sole discretion, from among Eligible Recipients.

Section 7.
Options.
(a)
General. The Committee may, in its sole discretion, grant Options to Participants. Solely with respect to Participants who are Employees, the Committee may grant Incentive Stock Options, Nonqualified Stock Options or a combination of both. With respect to all other Participants, the Committee may grant only Nonqualified Stock Options. Each Participant who is granted an Option shall enter into an Award Agreement with the Company, containing such terms and conditions as the Administrator shall determine, in its sole discretion, which Award Agreement shall specify whether the Option is an Incentive Stock Option or a Nonqualified Stock Option and shall set forth, among other things, the Exercise Price of the Option, the term of the Option and provisions regarding exercisability of the Option granted thereunder. The provisions of each Option need not be the same with respect to each Participant. More than one Option may be granted to the same Participant and be outstanding concurrently hereunder. Options granted under the Plan shall be subject to the terms and conditions set forth in this Section 7 and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable and set forth in the applicable Award Agreement. The prospective recipient of an Option shall not have any rights with respect to such Award, unless and until such recipient has received an Award Agreement and, if required by the Administrator in the Award Agreement, executed and delivered a fully executed copy thereof to the Company, within a period of sixty (60) days (or such other period as the Administrator may specify) after the award date.
(b)
Limits on Incentive Stock Options. If the Administrator grants Incentive Stock Options, then to the extent that the aggregate fair market value of Shares with respect to which Incentive Stock Options are exercisable for the first time by any individual during any calendar year (under all plans of the Company) exceeds $100,000, such Options will be treated as Nonqualified Stock Options to the extent required by Code Section 422.
(c)
Exercise Price. The Exercise Price of Shares purchasable under an Option shall be determined by the Administrator in its sole discretion at the time of grant; provided, however, that (i) in no event shall the Exercise Price of an Option be less than one hundred percent (100%) of the Fair Market Value of the Class A Common Stock on the date of grant, and (ii) no Incentive Stock Option granted to a ten percent (10%) stockholder of the Company’s Common Stock (within the meaning of Code Section 422(b)(6)) shall have an exercise price per share less than one-hundred ten percent (110%) of the Fair Market Value of a Share on such date.
(d)
Option Term. The maximum term of each Option shall be fixed by the Administrator, but in no event shall (i) an Option be exercisable more than ten (10) years after the date such Option is granted, and (ii) an Incentive Stock Option granted to a ten percent (10%) stockholder of the Company’s Common Stock (within the meaning of Code Section 422(b)(6)) be exercisable more than five (5) years after the date such Option is granted. Each Option’s term is subject to earlier expiration pursuant to the applicable provisions in the Plan and the Award Agreement. Notwithstanding the foregoing, the Administrator shall have the authority to accelerate the exercisability of any outstanding Option at such time and under such circumstances as the Administrator, in its sole discretion, deems appropriate. Notwithstanding any contrary provision herein, if, on the date an outstanding Option would expire, the exercise of the Option, including by a “net exercise” or “cashless” exercise, would violate applicable securities laws or any insider trading policy maintained by the Company from time to time, the expiration date applicable to the Option will be extended, except to the extent such extension would violate Section 409A, to a date that is thirty (30) calendar days after the date the exercise of the Option would no longer violate applicable securities laws or any such insider trading policy.
(e)
Exercisability. Each Option shall be exercisable at such time or times and subject to such terms and conditions, including the attainment of pre-established Performance Goals, as shall be determined by the Administrator in the applicable Award Agreement. The Administrator may also provide that any Option shall be exercisable only in installments, and the Administrator may waive such installment exercise provisions at any time, in whole or in part, based on such factors as the Administrator may determine in its sole discretion. Notwithstanding anything to the contrary contained herein, an Option may not be exercised for a fraction of a share.
(f)
Method of Exercise. Options may be exercised in whole or in part by giving written notice of exercise to the Company specifying the number of Shares to be purchased, accompanied by payment in full of the aggregate Exercise Price of the Shares so purchased in cash or its equivalent, as determined by the Administrator. As determined by the Administrator, in its sole discretion, with respect to any Option or category of Options, payment in whole or in part may also be made (i) by means of consideration received under any cashless exercise procedure approved by the Administrator (including the withholding of Shares otherwise issuable upon exercise), (ii) in the form of unrestricted Shares already owned by the Participant which have a Fair Market Value on the date of surrender equal to the aggregate Exercise Price of the Shares as to which such Option shall be exercised, (iii) any other form of consideration approved by the Administrator and permitted by applicable law or (iv) any combination of the foregoing. In determining which methods a Participant may utilize to pay the Exercise Price, the Administrator may consider such factors as it determines are appropriate; provided, however, that with respect to Incentive Stock Options, all such discretionary determinations shall be made by the Administrator at the time of grant and specified in the Award Agreement.
(g)
Rights as Stockholder. A Participant shall have no rights to dividends or any other rights of a stockholder with respect to the Shares subject to an Option until the Participant has given written notice of the exercise thereof, has paid in full for such Shares and has satisfied the requirements of Section 15 of the Plan and the Shares have been issued to the Participant.
(h)
Termination of Employment or Service.
(i)
Unless the applicable Award Agreement provides otherwise, in the event that the employment or service of a Participant with the Company and all Affiliates thereof shall terminate for any reason other than Cause, Retirement, Disability, or death, (A) Options granted to such Participant, to the extent that they are exercisable at the time of such termination, shall remain exercisable until the date that is ninety (90) days after such termination, on which date they shall expire, and (B) Options granted to such Participant, to the extent that they were not exercisable at the time of such termination, shall expire at the close of business on the date of such termination. The ninety (90) day period described in this Section 7(h)(i) shall be extended to one (1) year after the date of such termination in the event of the Participant’s death during such ninety (90) day period. Notwithstanding the foregoing, no Option shall be exercisable after the expiration of its term.
(ii)
Unless the applicable Award Agreement provides otherwise, in the event that the employment or service of a Participant with the Company and all Affiliates thereof shall terminate on account of Retirement, Disability or the death of the Participant, (A) Options granted to such Participant, to the extent that they were exercisable at the time of such termination, shall remain exercisable until the date that is one (1) year after such termination, on which date they shall expire and (B) Options granted to such Participant, to the extent that they were not exercisable at the time of such termination, shall expire at the close of business on the date of such termination. Notwithstanding the foregoing, no Option shall be exercisable after the expiration of its term.
(iii)
In the event of the termination of a Participant’s employment or service for Cause, all outstanding Options granted to such Participant shall expire at the commencement of business on the date of such termination.

(iv)
For purposes of this Section 7(h), Options that are not exercisable solely due to a blackout period shall be considered exercisable.
(i)
Other Change in Employment Status. An Option may be affected, both with regard to vesting schedule and termination, by leaves of absence, changes from full-time to part-time employment, partial disability or other changes in the employment status or service of a Participant, as evidenced in a Participant’s Award Agreement.
(j)
Change in Control. Notwithstanding anything herein to the contrary, upon a Change in Control, all outstanding Options shall be subject to Section 12 of the Plan.
(k)
Automatic Exercise. Unless otherwise provided by the Administrator in an Award Agreement or otherwise, or as otherwise directed by the Participant in writing to the Company, each vested and exercisable Option outstanding on the Automatic Exercise Date with an Exercise Price per Share that is less than the Fair Market Value per Share as of such date shall automatically and without further action by the Participant or the Company be exercised on the Automatic Exercise Date. In the sole discretion of the Administrator, payment of the Exercise Price of any such Option shall be made pursuant to Section 7(f) and the Company or any Affiliate shall deduct or withhold an amount sufficient to satisfy all taxes associated with such exercise in accordance with Section 15. Unless otherwise determined by the Administrator, this Section 7(k) shall not apply to an Option if the Participant’s employment or service has terminated on or before the Automatic Exercise Date. For the avoidance of doubt, no Option with an Exercise Price per Share that is equal to or greater the Fair Market Value per Share on the Automatic Exercise Date shall be exercised pursuant to this Section 7(k).
Section 8.
Stock Appreciation Rights.
(a)
General. Stock Appreciation Rights may be granted either alone (“Free Standing Rights”) or in conjunction with all or part of any Option granted under the Plan (“Related Rights”). Related Rights may be granted either at or after the time of the grant of such Option. The Administrator shall determine the Eligible Recipients to whom, and the time or times at which, grants of Stock Appreciation Rights shall be made, the number of Shares to be awarded, the price per Share, and all other conditions of Stock Appreciation Rights. Notwithstanding the foregoing, no Related Right may be granted for more Shares than are subject to the Option to which it relates and any Stock Appreciation Right must be granted with an Exercise Price not less than the Fair Market Value of Class A Common Stock on the date of grant. The provisions of Stock Appreciation Rights need not be the same with respect to each Participant. Stock Appreciation Rights granted under the Plan shall be subject to the following terms and conditions set forth in this Section 8 and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable, as set forth in the applicable Award Agreement.
(b)
Awards; Rights as Stockholder. The prospective recipient of a Stock Appreciation Right shall not have any rights with respect to such Award, unless and until such recipient has received an Award Agreement and, if required by the Administrator in the Award Agreement, executed and delivered a fully executed copy thereof to the Company, within a period of sixty (60) days (or such other period as the Administrator may specify) after the award date. Participants who are granted Stock Appreciation Rights shall have no rights as stockholders of the Company with respect to the grant or exercise of such rights.
(c)
Exercisability.
(i)
Stock Appreciation Rights that are Free Standing Rights shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Administrator in the applicable Award Agreement.
(ii)
Stock Appreciation Rights that are Related Rights shall be exercisable only at such time or times and to the extent that the Options to which they relate shall be exercisable in accordance with the provisions of Section 7 above and this Section 8 of the Plan.
(d)
Payment Upon Exercise.
(i)
Upon the exercise of a Free Standing Right, the Participant shall be entitled to receive up to, but not more than, that number of Shares, determined using the Fair Market Value, equal in value to the excess of the Fair Market Value as of the date of exercise over the price per share specified in the Free Standing Right multiplied by the number of Shares in respect of which the Free Standing Right is being exercised.
(ii)
A Related Right may be exercised by a Participant by surrendering the applicable portion of the related Option. Upon such exercise and surrender, the Participant shall be entitled to receive up to, but not more than, that number of Shares, determined using the Fair Market Value, equal in value to the excess of the Fair Market Value as of the date of exercise over the Exercise Price specified in the related Option multiplied by the number of Shares in respect of which the

Related Right is being exercised. Options which have been so surrendered, in whole or in part, shall no longer be exercisable to the extent the Related Rights have been so exercised.
(iii)
Notwithstanding the foregoing, the Administrator may determine to settle the exercise of a Stock Appreciation Right in cash (or in any combination of Shares and cash).
(e)
Rights as Stockholder. A Participant shall have no rights to dividends or any other rights of a stockholder with respect to the Shares subject to a Stock Appreciation Right until the Participant has given written notice of the exercise thereof, has satisfied the requirements of Section 15 of the Plan and the Shares have been issued to the Participant.
(f)
Termination of Employment or Service.
(i)
In the event of the termination of employment or service with the Company and all Affiliates thereof of a Participant who has been granted one or more Free Standing Rights, such rights shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Administrator in the applicable Award Agreement.
(ii)
In the event of the termination of employment or service with the Company and all Affiliates thereof of a Participant who has been granted one or more Related Rights, such rights shall be exercisable at such time or times and subject to such terms and conditions as set forth in the related Options.
(g)
Term.
(i)
The term of each Free Standing Right shall be fixed by the Administrator, but no Free Standing Right shall be exercisable more than ten (10) years after the date such right is granted.
(ii)
The term of each Related Right shall be the term of the Option to which it relates, but no Related Right shall be exercisable more than ten (10) years after the date such right is granted.
(h)
Change in Control. Notwithstanding anything herein to the contrary, upon a Change in Control, all outstanding Stock Appreciation Rights shall be subject to Section 12 of the Plan.
(i)
Automatic Exercise. Unless otherwise provided by the Administrator in an Award Agreement or otherwise, or as otherwise directed by the Participant in writing to the Company, each vested and exercisable Stock Appreciation Right outstanding on the Automatic Exercise Date with an Exercise Price per Share that is less than the Fair Market Value per Share as of such date shall automatically and without further action by the Participant or the Company be exercised on the Automatic Exercise Date. The Company or any Affiliate shall deduct or withhold an amount sufficient to satisfy all taxes associated with such exercise in accordance with Section 15. Unless otherwise determined by the Administrator, this Section 8(i) shall not apply to a Stock Appreciation Right if the Participant’s employment or service has terminated on or before the Automatic Exercise Date. For the avoidance of doubt, no Stock Appreciation Right with an Exercise Price per Share that is equal to or greater the Fair Market Value per Share on the Automatic Exercise Date shall be exercised pursuant to this Section 8(i).
Section 9.
Restricted Shares.
(a)
General. Restricted Shares may be issued either alone or in addition to other Awards granted under the Plan. The Administrator shall determine the Eligible Recipients to whom, and the time or times at which, grants of Restricted Shares shall be made; the number of Shares to be awarded; the price, if any, to be paid by the Participant for the acquisition of Restricted Shares; the Restricted Period, if any, applicable to Restricted Shares; the Performance Goals (if any) applicable to Restricted Shares; and all other conditions of the Restricted Shares. If the restrictions, Performance Goals and/or conditions established by the Administrator are not attained, a Participant shall forfeit his or her Restricted Shares in accordance with the terms of the grant. The provisions of the Restricted Shares need not be the same with respect to each Participant.
(b)
Awards and Certificates. The prospective recipient of Restricted Shares shall not have any rights with respect to any such Award, unless and until such recipient has received an Award Agreement and, if required by the Administrator in the Award Agreement, executed and delivered a fully executed copy thereof to the Company, within a period of sixty (60) days (or such other period as the Administrator may specify) after the award date. Except as otherwise provided in Section 9(c) of the Plan, (i) each Participant who is granted an award of Restricted Shares may, in the Company’s sole discretion, be issued a stock certificate in respect of such Restricted Shares; and (ii) any such certificate so issued shall be registered in the name of the Participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to any such Award.

The Company may require that the stock certificates, if any, evidencing Restricted Shares granted hereunder be held in the custody of the Company until the restrictions thereon shall have lapsed, and that, as a condition of any award of Restricted Shares, the Participant shall have delivered a stock power, endorsed in blank, relating to the Shares covered by such Award.

Notwithstanding anything in the Plan to the contrary, any Restricted Shares (whether before or after any vesting conditions have been satisfied) may, in the Company’s sole discretion, be issued in uncertificated form pursuant to the customary arrangements for issuing shares in such form.

(c)
Restrictions and Conditions. The Restricted Shares granted pursuant to this Section 9 shall be subject to the following restrictions and conditions and any additional restrictions or conditions as determined by the Administrator at the time of grant or thereafter:
(i)
The Administrator may, in its sole discretion, provide for the lapse of restrictions in installments and may accelerate or waive such restrictions in whole or in part based on such factors and such circumstances as the Administrator may determine, in its sole discretion, including, but not limited to, the attainment of certain Performance Goals, the Participant’s termination of employment or service as a non-employee Director or Consultant of the Company or an Affiliate thereof, or the Participant’s death or Disability.
(ii)
Except as provided in Section 16 of the Plan or in the Award Agreement, the Participant shall generally have the rights of a stockholder of the Company with respect to Restricted Shares during the Restricted Period. In the Administrator’s discretion and as provided in the applicable Award Agreement, a Participant may be entitled to dividends or dividend equivalents on an Award of Restricted Shares, which will be payable in accordance with the terms of such grant as determined by the Administrator. Certificates for Shares of unrestricted Class A Common Stock may, in the Company’s sole discretion, be delivered to the Participant only after the Restricted Period has expired without forfeiture in respect of such Restricted Shares, except as the Administrator, in its sole discretion, shall otherwise determine.
(iii)
The rights of Participants granted Restricted Shares upon termination of employment or service as a non-employee Director or Consultant of the Company or an Affiliate thereof terminates for any reason during the Restricted Period shall be set forth in the Award Agreement.
(d)
Change in Control. Notwithstanding anything herein to the contrary, upon a Change in Control, all outstanding Restricted Shares shall be subject to Section 12 of the Plan.
Section 10.
Restricted Stock Units.
(a)
General. Restricted Stock Units may be issued either alone or in addition to other Awards granted under the Plan. The Administrator shall determine the Eligible Recipients to whom, and the time or times at which, grants of Restricted Stock Units shall be made; the number of Restricted Stock Units to be awarded; the Restricted Period, if any, applicable to Restricted Stock Units; the Performance Goals (if any) applicable to Restricted Stock Units; and all other conditions of the Restricted Stock Units. If the restrictions, Performance Goals and/or conditions established by the Administrator are not attained, a Participant shall forfeit his or her Restricted Stock Units in accordance with the terms of the grant. The provisions of Restricted Stock Units need not be the same with respect to each Participant.
(b)
Award Agreement. The prospective recipient of Restricted Stock Units shall not have any rights with respect to any such Award, unless and until such recipient has received an Award Agreement and, if required by the Administrator in the Award Agreement, executed and delivered a fully executed copy thereof to the Company, within a period of sixty (60) days (or such other period as the Administrator may specify) after the award date.
(c)
Restrictions and Conditions. The Restricted Stock Units granted pursuant to this Section 10 shall be subject to the following restrictions and conditions and any additional restrictions or conditions as determined by the Administrator at the time of grant or, subject to Code Section 409A, thereafter:
(i)
The Administrator may, in its sole discretion, provide for the lapse of restrictions in installments and may accelerate or waive such restrictions in whole or in part based on such factors and such circumstances as the Administrator may determine, in its sole discretion, including, but not limited to, the attainment of certain Performance Goals, the Participant’s termination of employment or service as a non-employee Director or Consultant of the Company or an Affiliate thereof, or the Participant’s death or Disability.
(ii)
Participants holding Restricted Stock Units shall have no voting rights. A Restricted Stock Unit may, at the Administrator’s discretion, carry with it a right to dividend equivalents. Such right would entitle the holder to be credited with an amount equal to all cash dividends paid on one Share while the Restricted Stock Unit is outstanding. The Administrator, in its discretion, may grant dividend equivalents from the date of grant or only after a Restricted Stock Unit is vested.
(iii)
The rights of Participants granted Restricted Stock Units upon termination of employment or service as a non-employee Director or Consultant of the Company or an Affiliate thereof terminates for any reason during the Restricted Period shall be set forth in the Award Agreement.
(d)
Settlement of Restricted Stock Units. Settlement of vested Restricted Stock Units shall be made to Participants in the form of Shares, unless the Administrator, in its sole discretion, provides for the payment of the Restricted Stock Units in cash (or partly in cash and partly in Shares) equal to the Fair Market Value of the Shares that would otherwise be distributed to the Participant.
(e)
Rights as Stockholder. Except as provided in the Award Agreement in accordance with Section 10(c)(ii), a Participant shall have no rights to dividends or any other rights of a stockholder with respect to the Shares subject to Restricted Stock Units until the Participant has satisfied all conditions of the Award Agreement and the requirements of Section 15 of the Plan and the Shares have been issued to the Participant.
(f)
Change in Control. Notwithstanding anything herein to the contrary, upon a Change in Control, all outstanding Restricted Stock Units shall be subject to Section 12 of the Plan.
Section 11.
Other Stock‑Based or Cash-Based Awards.
(a)
The Administrator is authorized to grant Awards to Participants in the form of Other Stock‑Based Awards or Other Cash-Based Awards, as deemed by the Administrator to be consistent with the purposes of the Plan and as evidenced by an Award Agreement. The Administrator shall determine the terms and conditions of such Awards, consistent with the terms of the Plan, at the date of grant or thereafter, including any Performance Goals and performance periods. Class A Common Stock or other securities or property delivered pursuant to an Award in the nature of a purchase right granted under this Section 11 shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, Shares, other Awards, notes or other property, as the Administrator shall determine, subject to any required corporate action.
(b)
The prospective recipient of an Other Stock-Based Award or Other Cash-Based Award shall not have any rights with respect to such Award, unless and until such recipient has received an Award Agreement and, if required by the Administrator in the Award Agreement, executed and delivered a fully executed copy thereof to the Company, within a period of sixty (60) days (or such other period as the Administrator may specify) after the award date.
(c)
Notwithstanding anything herein to the contrary, upon a Change in Control, all outstanding Other Stock-Based Awards and Other Cash-Based Awards shall be subject to Section 12 of the Plan.
Section 12.
Change in Control.

The Administrator may provide in the applicable Award Agreement that an Award will vest on an accelerated basis upon the Participant’s termination of employment or service in connection with a Change in Control or upon the occurrence of any other event that the Administrator may set forth in the Award Agreement. If the Company is a party to an agreement that is reasonably likely to result in a Change in Control, such agreement may provide for: (i) the continuation of any Award by the Company, if the Company is the surviving corporation; (ii) the assumption of any Award by the surviving corporation or its parent or subsidiary; (iii) the substitution by the surviving corporation or its parent or subsidiary of equivalent awards for any Award, provided, however, that any such substitution with respect to Options and Stock Appreciation Rights shall occur in accordance with the requirements of Code Section 409A; or (iv) settlement of any Award for the Change in Control Price (less, to the extent applicable, the per share exercise or grant price), or, if the per share exercise or grant price equals or exceeds the Change in Control Price or if the Administrator determines that Award cannot reasonably become vested pursuant to its terms, such Award shall terminate and be canceled without consideration. To the extent that Restricted Shares, Restricted Stock Units or other Awards settle in Shares in accordance with their terms upon a Change in Control, such Shares shall be entitled to receive as a result of the Change in Control transaction the same consideration as the Shares held by stockholders of the Company as a result of the Change in Control transaction. For purposes of this Section 12, “Change in Control Price” shall mean (A) the price per share of Class A Common Stock paid to stockholders of the Company in the Change in Control transaction, or (B) the Fair Market Value of a Share upon a Change in Control, as determined by the Administrator. To the extent that the consideration paid in any such Change in Control transaction consists all or in part of securities or other non-cash consideration, the value of such securities or other non-cash consideration shall be determined in good faith by the Administrator.

Section 13.
Amendment and Termination.

(a)
The Board or the Committee may amend, alter or terminate the Plan, but no amendment, alteration, or termination shall be made that would impair the rights of a Participant under any Award theretofore granted without such Participant’s consent.
(b)
Notwithstanding the foregoing, approval of the Company’s stockholders shall be obtained to increase the aggregate Share limit and annual Award limits described in Section 4.
(c)
Subject to the terms and conditions of the Plan, the Administrator may modify, extend or renew outstanding Awards under the Plan, or accept the surrender of outstanding Awards (to the extent not already exercised) and grant new Awards in substitution of them (to the extent not already exercised).
(d)
Notwithstanding the foregoing, no alteration, modification or termination of an Award will, without the prior written consent of the Participant, adversely alter or impair any rights or obligations under any Award already granted under the Plan.
Section 14.
Unfunded Status of Plan.

The Plan is intended to constitute an “unfunded” plan for incentive compensation. With respect to any payments not yet made or Shares not yet transferred to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company.

Section 15.
Withholding Taxes.

Each Participant shall, no later than the date as of which the value of an Award first becomes includible in the gross income of such Participant for federal, state and/or local income tax purposes, pay to the Company, or make arrangements satisfactory to the Administrator regarding payment of, any federal, state, or local taxes of any kind, domestic or foreign, required by law or regulation to be withheld with respect to the Award. The obligations of the Company under the Plan shall be conditional on the making of such payments or arrangements, and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to such Participant. Whenever cash is to be paid pursuant to an Award granted hereunder, the Company shall have the right to deduct therefrom an amount sufficient to satisfy any federal, state and local withholding tax requirements related thereto. Whenever Shares are to be delivered pursuant to an Award, the Company shall have the right to require the Participant to remit to the Company in cash an amount sufficient to satisfy any related federal, state and local taxes, domestic or foreign, to be withheld and applied to the tax obligations. With the approval of the Administrator, a Participant may satisfy the foregoing requirement by electing to have the Company withhold from delivery of Shares or by delivering already owned unrestricted shares of Class A Common Stock, in each case, having a value equal to the amount required to be withheld or such other greater amount up to the maximum statutory rate under applicable law, as applicable to such Participant, if such other greater amount would not result in adverse financial accounting treatment, as determined by the Administrator (including in connection with the effectiveness of FASB Accounting Standards Update 2016-09). Such Shares shall be valued at their Fair Market Value on the date of which the amount of tax to be withheld is determined. Fractional share amounts shall be settled in cash. Such an election may be made with respect to all or any portion of the Shares to be delivered pursuant to an Award. The Company may also use any other method of obtaining the necessary payment or proceeds, as permitted by law, to satisfy its withholding obligation with respect to any Option or other Award.

Section 16.
Non-United States Employees.

Without amending the Plan, the Administrator may grant Awards to eligible persons residing in non-United States jurisdictions on such terms and conditions different from those specified in the Plan, including the terms of any award agreement or plan, adopted by the Company or any Affiliate thereof to comply with, or take advantage of favorable tax or other treatment available under, the laws of any non-United States jurisdiction, as may in the judgment of the Administrator be necessary or desirable to foster and promote achievement of the purposes of the Plan and, in furtherance of such purposes the Administrator may make such modifications, amendments, procedures, subplans and the like as may be necessary or advisable to comply with provisions of laws in other countries or jurisdictions in which the Company or its Subsidiaries operates or has employees.

Section 17.
Transfer of Awards.

No purported sale, assignment, mortgage, hypothecation, transfer, charge, pledge, encumbrance, gift, transfer in trust (voting or other) or other disposition of, or creation of a security interest in or lien on, any Award or any agreement or commitment to do any of the foregoing (each, a “Transfer”) by any holder thereof in violation of the provisions of the Plan or an Award Agreement will be valid, except with the prior written consent of the Administrator, which consent may be granted or withheld in the sole discretion of the Administrator; provided, however, the Participant may designate of one or more persons as a beneficiary who shall be entitled to receive any Award issued under the Plan upon or following his or her death. Any purported Transfer of an Award or any economic benefit or interest therein in violation of the Plan or an Award Agreement shall be null and void ab initio, and shall not create any obligation or liability of the Company, and any person purportedly acquiring any Award or any economic benefit or interest therein transferred in violation of the Plan or an Award Agreement shall not be entitled to be recognized as a holder of such Shares. Unless otherwise determined by the Administrator in accordance with the provisions of the immediately preceding sentence, an Option may be exercised, during the lifetime of the Participant, only by the Participant or, during any period during which the Participant is under a legal disability, by the Participant’s guardian or legal representative.

Section 18.
Continued Employment.

The adoption of the Plan shall not confer upon any Eligible Recipient any right to continued employment or service with the Company or an Affiliate thereof, as the case may be, nor shall it interfere in any way with the right of the Company or an Affiliate thereof to terminate the employment or service of any of its Eligible Recipients at any time.

Section 19.
Effective Date and Approval Date.

The Plan will be effective as of the date on which the Plan is approved by the Company’s stockholders (the “Effective Date”). The Plan will be unlimited in duration and, in the event of Plan termination, will remain in effect as long as any Shares awarded under it are outstanding and not fully vested; provided, however, that no Awards will be made under the Plan on or after ~~the tenth anniversary of Effective Date~~May 29, 2036.

Section 20.
Code Section 409A.

The intent of the parties is that payments and benefits under the Plan comply with Code Section 409A to the extent subject thereto, and, accordingly, to the maximum extent permitted, the Plan shall be interpreted and be administered to be in compliance therewith. Any payments described in the Plan that are due within the “short-term deferral period” as defined in Code Section 409A shall not be treated as deferred compensation unless applicable law requires otherwise. Notwithstanding anything to the contrary in the Plan, to the extent required in order to avoid accelerated taxation and/or tax penalties under Code Section 409A, amounts that would otherwise be payable and benefits that would otherwise be provided upon a “separation from service” to a Participant who is a “specified employee” shall be paid on the first business day after the date that is six (6) months following the Participant’s separation from service (or upon the Participant’s death, if earlier). In addition, for purposes of the Plan, each amount to be paid or benefit to be provided to the Participant pursuant to the Plan, which constitute deferred compensation subject to Code Section 409A, shall be construed as a separate identified payment for purposes of Code Section 409A. Nothing contained in the Plan or an Award Agreement shall be construed as a guarantee of any particular tax effect with respect to an Award. The Company does not guarantee that any Awards provided under the Plan will satisfy the provisions of Code Section 409A, and in no event will the Company be liable for any or all portion of any taxes, penalties, interest or other expenses that may be incurred by a Participant on account of any non-compliance with Code Section 409A.

Section 21.
Compensation Recovery Policy.

The Plan and all Awards issued hereunder shall be subject to any compensation recovery and/or recoupment policy adopted by the Company to comply with applicable law, including, without limitation, the Dodd-Frank Wall Street Reform and Consumer Protection Act, or to comport with good corporate governance practices, as such policies may be amended from time to time.

Section 22.
Governing Law.

The Plan shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law of such state.

Section 23.
Plan Document Controls.

The Plan and each Award Agreement constitute the entire agreement with respect to the subject matter hereof and thereof; provided that in the event of any inconsistency between the Plan and such Award Agreement, the terms and conditions of the Plan shall control.

Appendix B

NON-GAAP MEASURES

The Company references certain financial measures in its Compensation Discussion & Analysis that are not measures of financial performance under GAAP and may not be defined and calculated by other companies using the same or similar terminology. Definitions of non-GAAP measures used in this proxy statement and the most comparable GAAP measures are set forth below.

Adjusted EBITDA: Adjusted EBITDA is a non-GAAP financial measure defined as net income (loss) before interest expense (not including floor plan interest paid on new equipment), income taxes, depreciation and amortization, adjusted for certain one-time, non-recurring or non-cash items, and items not necessarily indicative of our underlying operating performance. We exclude these items from net income (loss) in arriving at Adjusted EBITDA because these amounts are either non-cash, non-recurring or can vary substantially within the industry depending upon accounting methods and book values of assets, capital structures, and the method by which the assets were acquired. These adjustment items are excluded from Adjusted EBITDA internally when evaluating our operating performance and for strategic planning and forecasting purposes and allow investors to make a more meaningful comparison between our core business operating results over different periods of time, as well as with those of other similar companies.

Adjusted Pre-Tax Net Income: Adjusted Pre-Tax Net Income is a non-GAAP financial measure of net income (loss) adjusted to reflect certain one-time, non-cash or non-recurring items, and other items not necessarily indicative of our underlying operating performance. The financial measure calculated for compensation purposes adjusts for and removes the influence of any material acquisition activities occurring throughout the period, as targets were established exclusive of merger and acquisition activities.

EBITDA: EBITDA is a non-GAAP financial measure representing the sum of net income (loss) available to common stockholders, provision for income taxes, interest expense, depreciation of rental equipment and non-rental depreciation and amortization.

Economic EBIT: Economic EBIT is a non-GAAP financial measure is defined as Adjusted EBITDA less gains from rental equipment sales less Net Maintenance Capital Expenditure.

Economic EBIT Yield: Economic EBIT Yield is a non-GAAP financial measure defined as Economic EBIT divided by average Invested Capital. The financial measure calculated for compensation purposes adjusts for and removes the influence of any material acquisition activities occurring throughout the period, as targets were established exclusive of acquisition and divestiture activities.

Invested Capital: Invested Capital is a non-GAAP financial measure used by management to identify the total investment made by its stockholders, bondholders, and lenders and is further defined as the sum of interest-bearing debt (excluding floor plan payables on new equipment), finance lease obligations, other long-term liabilities, and the book value of equity less cash, adjusted for certain construction in progress fixed assets, divested operations, or real property holdings.

Net Maintenance Capital Expenditure: Net Maintenance Capital Expenditure is a non-GAAP financial measure used by management to identify the net investment made into the company’s long-lived assets, primarily its rental fleet. Net Maintenance Capital Expenditure is defined as the sum of total cost of rental fleet sold less the proceeds received from the sale of rental fleet and fixed asset (property, equipment and leasehold improvements) expenditures less proceeds received from the sale of fixed assets, adjusted for certain construction in progress fixed assets or real property holdings.

FORWARD-LOOKING STATEMENTS & WEBSITE REFERENCES:

This proxy statement contains forward-looking statements within the meaning of section 27A of the Securities Act, as amended, and section 21E of the Exchange Act. Words such as “may,” “will,” “should,” “likely,” “expects,” “intends,” “believes,” “estimates,” “continues,” “maintain,” “remain,” and similar expressions are used to identify these forward-looking statements. These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those expressed or implied. For a more detailed discussion of these factors, see the information under “Risk Factors” in our most recent Form 10-K filed with the SEC. Our forward-looking statements speak only as of the date of this proxy statement or as of the date they are made, and we undertake no obligation to update them, notwithstanding any historical practice of doing so. Forward-looking and other statements in this document may also address our corporate responsibility progress, plans, and goals, and the inclusion of such statements is not an indication that these contents are necessarily material to investors or required to be disclosed in the Company’s filings with the SEC.

Website references throughout this document are provided for convenience only, and the content on the referenced websites is not incorporated by reference into this document.

Alta Equipment Group Inc. | 13211 Merriman Road, Livonia, MI 48150 | (248) 449-6700 | www.altg.com

P.O. BOX 8016, CARY, NC 27512-9903

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Alta Equipment Group Inc.

Annual Meeting of Stockholders

For Stockholders of record as of April 2, 2026

Friday, May 29, 2026 9:30 AM, Eastern Daylight Time

Annual meeting will be held virtually via the internet - please visit www.proxydocs.com/ALTG for more details

YOUR VOTE IS IMPORTANT!
PLEASE VOTE BY: 9:30 AM, Eastern Daylight Time, May 29, 2026.

Internet:
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This proxy is being solicited on behalf of the Board of Directors

The undersigned hereby appoints Ryan Greenawalt, Chairman and Chief Executive Officer, Anthony J. Colucci, Chief Financial Officer and Jeff Hoover, Chief Legal Officer and General Counsel (the "Named Proxies"), and each or either of them, as the true and lawful proxies of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Alta Equipment Group Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful proxies to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION FOR ELECTING THE THREE NOMINEES TO THE BOARD OF DIRECTORS LISTED ON THE REVERSE SIDE OF THIS CARD, FOR PROPOSALS 2, 3 AND 4. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors' recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

Copyright © 2026 BetaNXT, Inc. or its affiliates. All Rights Reserved

Alta Equipment Group Inc. Annual Meeting of Stockholders

Please make your marks like this: ☒

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE "FOR" ELECTING THE THREE DIRECTOR NOMINEES IN PROPOSAL 1, AND "FOR" PROPOSALS 2, 3 AND 4

	PROPOSAL	YOUR VOTE			BOARD OF DIRECTORS RECOMMENDS
1.	Election of Directors				
		FOR	WITHHOLD		
	1.01 Ryan Greenawalt	☐	☐		FOR
	1.02 Andrew Studdert	☐	☐		FOR
	1.03 Colin Wilson	☐	☐		FOR
		FOR	AGAINST	ABSTAIN	
2.	Ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2026.	☐	☐	☐	FOR
3.	To approve, in a non-binding advisory vote, the compensation paid to our named executive officers.	☐	☐	☐	FOR
4.	To approve the First Amendment to Alta Equipment Group, Inc 2020 Omnibus Incentive Plan	☐	☐	☐	FOR
5.	To transact any other business that may properly come before the Annual Meeting and any adjournments or postponements thereof.				

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Signature (and Title if applicable) ____________ Date ____________

Signature (if held jointly) ____________ Date ____________